Exhibit 10.2

STANDARD RETAIL LEASE

BETWEEN

Pacific Solana Beach Holdings, LP

AS LANDLORD

AND

Landmark National Bank

(a proposed national bank)

AS TENANT

☐	Landlord’s Original

☒	Tenant’s Original

☐	Landlord’s file copy

TABLE OF CONTENTS

1.	Agreement to Let		1

2.	Principal Lease Provisions		1

3.	Term		3

4.	Delivery of Possession		3

5.	Use of Premises and Common Areas		3
	5.1.	Permitted Use of Premises	3
	5.2.	Compliance With Laws	3
	5.3.	Continuous Use	3
	5.4.	Use Of Common Areas	3
	5.5.	General Covenants and Limitations on Use	4

6.	Security Deposit		4

7.	Rent		4

8.	Lease Expenses		4
	8.1.	Definition of Lease Expenses	5
	8.2.	Payment of Lease Expenses	5

9.	Utilities and Services		6

10.	Maintenance		6
	10.1.	Tenant’s Duties	6
	10.2.	Landlord’s Duties	7

11.	Net Lease		7

12.	Parking		7

13.	Signs		7

14.	Rules, Regulations, and Covenants		8

15.	Early Access Insurance		8

16.	Plate-Glass Insurance		8

17.	Public Liability and Property Damage Insurance		8

18.	Fire and Extended Coverage Insurance		8

19.	Business Interruption Insurance		8

20.	Insurance Generally		9

21.	Waiver of Subrogation		9

22.	Landlord’s Insurance		9

23.	Taxes		9

	23.1.	Personal Property Taxes	9
	23.2.	Real Property Taxes	9

24.	Alterations		10

25.	Surrender of Premises and Holding Over		10

26.	Default		11

27.	Landlord’s Remedies		11

Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

i

STANDARD RETAIL LEASE

Lomas Santa Fe Plaza

This Standard Retail Lease (“Lease”) is made, for reference purposes only, this 16th day of August, 2001, between Pacific Solana Beach Holdings, LP, a California limited partnership (“Landlord”), and Landmark National Bank (a proposed national bank) (“Tenant”), who agree as follows:

1.  Agreement to Let. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all the terms, provisions, and conditions contained in this Agreement, those certain premises described in Paragraph 2.2, below (the “Premises”), consisting of a portion of that certain building described in paragraph 2.1.1 below (the “Building”), which is a part of the Project (as defined in Paragraph 2.1, below), along with the non-exclusive right to use, in common with Landlord, Landlord’s invitees and licensees, and the other users of space within the Project, those portions of the Project intended for use by the tenants of the Project in common including, without limitation, the landscaped areas, passageways, walkways, hallways, parking areas, and driveways (the “Common Areas”). This Lease confers no rights, however, to the roof, exterior walls, or utility raceways of the Building nor rights to any other building (if any) in the Project, nor with regard to either the subsurface of the land below the ground level of the Project, or with regard to the air space above the ceiling of the Premises; provided, however, that Tenant shall have the limited right to access systems and equipment exclusively serving the Premises (for which Tenant has maintenance and repair responsibilities pursuant to Paragraph 10.1 below) that may be located on the roof, in exterior or demising walls, in utility raceways, airspaces or in any other portion of the Building or Project for the sole purpose of maintaining, repairing and replacing the same.

2.  Principal Lease Provisions. The following are the Principal Lease Provisions of this Lease. Other portions of this Lease explain and define the Principal Lease Provisions in more detail and should be read in conjunction with this Paragraph. In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions shall control. (Terms shown in quotations are defined terms used elsewhere in this Lease)

2.1.  “Project”: 905-993 Lomas Santa Fe Plaza, Solana Beach, CA 92075 (see Exhibit “A”)

2.1.1.  “Building”: 905, 909 & 937 Lomas Santa Fe Drive, Solana Beach, CA 92075 (see Exhibit “A”)

2.2.  “Premises”: 937 Lomas Santa Fe Drive, Suites A, B and C, Solana Beach, CA 92075 (see Exhibit “B”)

2.3.  Leasable Area of the Premises: Approximately 5,543 square feet (subject to adjustment based upon field verification of the Premises following occupancy by Tenant).

2.4.  “Initial Lease Term”: Ten (10) Years and Zero (0) Months

2.4.1.  “Lease Commencement Date”: September 1, 2001

2.4.2.  “Initial Expiration Date”: August 31, 2011 (or such other date as determined pursuant to Addendum No.1, Paragraph 5)

2.4.3.  Extension Rights: Yes ☒  No ☐ (subject to the terms and conditions of the attached Addendum No.1)

2.5.  “Anchor Tenants” in the Project: Vons, Ross Store, We-R-Fabrics and Blockbuster Videos are designated as Anchor Tenants in the Project as of the Lease Commencement Date of this Lease, along with such other tenants in the Project as may be so designated by Landlord from time to time.

2.6.  “Basic Monthly Rent”: Upon the Rent Commencement Date, the Basic Monthly Rent, shall be $14,688.95 (subject to adjustment as provided in attached Addendum No. 1). Basic Monthly Rent, as it is adjusted from time to time, shall always be due on or before the first day of each month on and after the Rent Commencement Date.

2.6.1.  “Rent Commencement Date”: September 1, 2001.

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

2.7.  “Security Deposit”: $14,688.95. Tenant’s Security Deposit does not constitute last month’s rent. Last month’s rent must be separately paid by Tenant on or before the first day of the last month of the Lease Term. Notwithstanding the above, the Security Deposit shall be applied to the rent owing for the thirty-seventh month after the Rent Commencement Date provided Tenant is not then in default under this Lease and Tenant’s Net Worth has not, at any time during the Lease Term, declined below the level of eighty percent (80%) of its Net Worth at the Lease Commencement Date.

2.8.  “Percentage Rent”: Yes ☐  No ☒; if Yes, “Sales Percentage”

(If yes, see Addendum No.1)

2.9.  Guarantor: None (subject to the terms and conditions of the attached Addendum No. 2, if so provided).

2.10.	Address for Landlord:	Pacific Solana Beach Holdings, LP
c/o American Assets, Inc,
11455 EI Camino Real, Suite 200
San Diego, CA 92130

2.11.	Addresses for Tenant:	Legal Notice Address (following occupancy)
Landmark National Bank
937 Lomas Santa Fe Drive, Suites A, B and C
Solana Beach CA 92075
Attn: James J. Schmid

cc: Chelsea Investment Corporation
215 So. Highway 101, Suite 200
Solana Beach, CA 92075
(858) 259-2624

cc: James K. Sterrett, Esq.
3525 Del Mar Heights Road, Suite 291
San Diego, CA 92130
(858) 350-8092

Legal Notice Address (prior to occupancy)
Landmark National Bank
Corporate Offices
140 Marine View Avenue, Suite 202
Solana Beach, CA 92075
Attn: Ron Bird
(858) 509-2700

cc: James K. Sterrett, Esq.
3525 Del Mar Heights Road, Suite 291
San Diego, CA 92130
(858) 350-8092

2.12.  Permitted Uses By Tenant: The Premises shall be used and occupied only as the retail branch office of a financial institution (including, subsidiaries or corporate affiliates subject to exclusive uses granted to other tenants in the Project), including any other purpose legally authorized for a financial institution of the size and legal qualifications of Tenant, including headquarter offices of the financial institution not to exceed 2,500 leasable square feet), which shall be open to the public. Tenant shall have the right to install and operate an ATM and a “Night Depository” for the facility at the storefront of the Premises, and for no other use or purpose. (“Permitted Use”)

2.13.  Exclusive Uses By Tenant: Yes ☐  No ☒ (If yes, see Addendum No. 1.)

2.14.  Required Operating Hours and Days: The Operating Hours shall be what are customary for a business of this nature in San Diego county.

2.15.  Permitted Trade Name: Landmark National Bank or Landmark Bancshares

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

2.16.  Participating Brokers: Flocke & Avoyer Commercial Real Estate representing the Landlord and Buraham Real Estate Services, Inc. representing the Tenant.

2.17.  Amounts Payable upon Execution: $29,377,90 representing first months Basic Monthly Rent and Security Deposit.

3.  Term.  The term of this Lease (“Term”) shall commence on the “Lease Commencement Date”, as defined in Paragraph 2.4.1, above, and shall expire on the “Initial Expiration Date”, as defined in Paragraph 2.4.2, above, subject to (i) any modifications to such dates described in Exhibit “C” to this Lease, (ii) any extension rights described in the Addendum to this Lease, and (iii) earlier termination, as provided in this Lease. The term “Expiration Date”, as used in this Lease shall mean the Initial Expiration Date, any earlier date upon which this Lease is terminated by Landlord, as provided below, or if the Term is extended, then any extended Term expiration date.

4.  Delivery of Possession.  On or before the Lease Commencement Date, Landlord, at its cost, shall have substantially completed the work, if any, required to be completed by Landlord prior to the delivery of the Premises to Tenant, as described in Exhibit “C” to this Lease (the “Landlord's Work”). For purposes of this Paragraph, the term “substantially complete” shall mean completed to such an extent that Tenant can commence its work, if any, to be undertaken by Tenant, as described in Exhibit “C” to this Lease (the “Tenant’s Work”), without material delay or interference due to the completion of Landlord’s Work, or if no such Tenant’s Work is to be undertaken, then such term shall mean completed to such an extent that the Landlord’s Work can be finally completed within thirty (30) days and without material interference to Tenant’s occupancy and use of the Premises. If possession of the Premises (including, without limitation, substantial completion of the Landlord’s Work, if any) is not delivered to Tenant on or before the Lease Commencement Date stated in Paragraph 2.4.1, above, then Landlord shall not be liable for any damage caused by such delay, and such delay shall neither affect the validity of this Lease, affect Tenant’s obligations under this Lease, nor extend the Term. Tenant’s acceptance of possession of the Premises shall constitute Tenant’s acknowledgement that it has inspected the Premises, that Tenant accepts the Premises in its then “as is” condition, that to the best of Tenant’s knowledge the Premises comply with all applicable laws and ordinances, and that the Premises are in first-class condition and repair. Except, for any items set forth on a “punch list” of excepted items delivered to Landlord upon the Lease Commencement Date, Tenant shall be deemed to have (i) acknowledged that Landlord’s Work has been substantially completed and (ii) accepted the Premises in its then as-is condition with no right to require Landlord to perform any additional work therein, except as set forth on the punch list.

5.  Use of Premises and Common Areas.

5.1.  Permitted Use of Premises.  Tenant may use the Premises for the Permitted Use specified in Paragraph 2.12 and for no other use. Any change in the Permitted Use (or any change in Tenant’s trade name from the Permitted Trade Name identified in Paragraph 2.15, above) shall require Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s reasonable discretion.

5.2.  Compliance With Laws.  Tenant shall comply with all laws concerning the Premises and/or Tenant’s use of the Premises, including without limitation the obligation at Tenant’s sole cost to alter, maintain, or restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, even if compliance entails costs to Tenant of a substantial nature and even if compliance requires structural alterations. Notwithstanding the foregoing, during the last two months of the Lease term, Tenant’s costs to comply with all applicable laws, excluding any costs of compliance with Paragraph 38 of the Lease, shall not exceed two months of Rent. Such obligation to comply with laws shall include without limitation compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C 12181 et seq.) (the “ADA”). If Tenant’s use of the Premises results in the need for modifications or alterations to any portion of the Common Area or the Project in order to comply with the ADA, then Tenant shall additionally be responsible for the cost of such modifications and alterations.

5.3.   Continuous Use. The parties understand that Tenant’s business is an integral and important part of this Center and, therefore, Tenant shall continuously use and occupy the Premises for the Permitted Use specified in Paragraph 2.12 of this Lease and shall continuously keep the Premises open for business for such days and hours as are customary for financial institutions of the same legal category and size as Tenant.

5.4.  Use of Common Area. Tenant’s use of the Common Area shall at all times comply with the provisions of all rules and regulations regarding such use as Landlord may from time to time adopt. In no event shall the rights granted to Tenant to use the Common Area include the right to store any property in the Common Area, whether temporarily or permanently. Any property stored in the Common Area may be removed by Landlord and disposed of, and the cost of such removal and disposal shall be payable by Tenant upon demand. Additionally, and except for armored vehicles, in no event shall Tenant use any portion of the Common Area for loading, unloading, or parking, except in those areas specifically designated by Landlord for such purposes, nor for any sidewalk sale of similar commercial purpose.

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

5.5.  General Covenants and Limitations on Use.  Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use, Tenant shall pay to Landlord, within ten (10) days after Landlord delivers to Tenant a notice of such increase, the amount of such increase. Furthermore, Tenant covenants and agrees that no noxious or offensive activity shall be carried on, in or upon the Premises nor shall anything be done or kept in the Premises which may be or become a public nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Building, on the Project, or on adjacent or nearby property. To that end, Tenant additionally covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sounds shall be emitted from the Premises which are unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be noxious or offensive to others in the Building, on the Project, or on adjacent or near-by property. Tenant shall not conduct or permit any “fire sale”, public auction, sidewalk sale, going out of business sale, or other such event in or about the Premises. In addition, Tenant covenants and agrees that no unsightliness shall be permitted in the Premises. Without limiting the generality of the foregoing, all unsightly equipment, objects, and conditions shall be kept enclosed within the Premises and screened from view; no refuse, scraps, debris, garbage, trash, bulk materials, or waste shall be kept, stored, or allowed to accumulate except as may be properly enclosed within the Premises; the Premises shall not be used for sleeping or washing clothes, nor shall the Premises be used for cooking (unless the Permitted Use is as a restaurant) or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto the Project or nearby properties; and all pipes, wires, polls, antennas, and other facilities for utilities or the transmission or reception of audio or visual signals shall be kept and maintained enclosed within the Premises. Tenant shall be solely responsible for the timely removal of all refuse, scraps, debris, garbage, trash, bulk materials, or waste from the Premises and the deposit thereof in the trash containers or dumpsters located adjacent to the Building. Further, Tenant shall not keep or permit to be kept any bicycle, motorcycle, or other vehicle, nor any animal (excluding seeing-eye dogs), bird, reptile, or other exotic creature in the Premises unless Tenant operates a bona fide pet store, pet grooming facility, or other veterinary medicine clinic, hospital, and /or related animal care facility under direct operation and supervision of a State Licensed Veterinarian, and such use has been specifically approved in writing by Landlord, which consent may be withheld in Landlord’s sole discretion. Neither Tenant nor Tenant’s Invitees shall do anything that will cause damage or waste to the Project. Neither the floor nor any other portion of the Premises shall be overloaded. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Project. In the event of any breach of this Paragraph 5 by Tenant or Tenant’s Invitees, Landlord, at its election, may pay the cost of correcting such breach and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost as additional rent.

6.  Security Deposit.  Upon the date of Lease Commencement, Tenant shall deposit with Landlord cash in the amount of the Security Deposit set forth in Paragraph 2.7, above (the “Security Deposit”), to secure the performance by Tenant of its obligations under this Lease, including without limitation Tenant’s obligations (i) to pay Basic Monthly Rent, Additional Rent, and (if applicable) Percentage Rent, (ii) to repair damages to the Premises and/or the Project caused by Tenant or Tenant’s agents, employees, contractors, licensees, and invitees (collectively, “Tenant’s Invitees”),  (iii) to surrender the Premises in the condition required by Paragraph 25, and (iv) to remedy any other defaults by Tenant in the performance of any of its obligations under this Lease. If Tenant commits any default under this Lease, Landlord may, at its election, use the Security Deposit to cure such defaults, and to compensate Landlord for all damage suffered by Landlord from such defaults, including, without limitation, attorneys’ fees and costs incurred by Landlord. Upon demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to any portion of the Security Deposit so used by Landlord, in order to maintain the Security Deposit in the amount set forth in Paragraph 2.7, above (subject to increase as set forth below). Following the Expiration Date or earlier termination of this Lease, and within the time frame required by applicable law, Landlord shall deliver to Tenant, at Tenant’s last known address, any portion of the Security Deposit not used by Landlord, as provided in this or any other Paragraph. Landlord may commingle the Security Deposit with Landlord’s other funds and Landlord shall not pay interest on such Security Deposit to Tenant.

7.  Rent.  Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand, the Basic Monthly Rent described in Paragraph 2.6, above (subject to adjustments as provided in the attached Addendum), in advance, on or before the first day of each calendar month, beginning on the Rent Commencement Date and thereafter throughout the Term. If the Rent Commencement Date is other than the first day of a calendar month, then the Basic Monthly Rent payable by Tenant for the first month of the Term following the Rent Commencement Date (which first month shall be payable upon execution of this Lease) shall be prorated on the basis of the actual number of days during the Term occurring during the relevant month. Notwithstanding the foregoing, if Landlord is delayed in completion of Landlord’s Work due to any act or omission by Tenant or its agents, employees, contractors, or representatives, then in addition to the Basic Monthly Rent payable for the first month of the Term following the Rent Commencement Date, additional rent (at the rate of one-thirtieth of the Basic Monthly Rent per day) for the number of days of such delay. All “Rental” (which includes Basic Monthly Rent, Percentage Rent, if any, and any items designated as “Additional Rent” or referred to as additional rent hereunder) shall be paid to Landlord at the same address as notices are to be delivered to Landlord pursuant to Paragraph 2.10, above.

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

8.  Lease Expenses.

8.1.  Definition of Lease Expenses.  As used in this Lease, the term “Lease Expenses” shall mean and refer to all costs and expenses, of any kind or nature, which are paid or incurred by Landlord relative to the operation, repair, restoration, replacement, maintenance, and/or for management of the Project including, without limitation, all costs and expenses relating to: (i) all personnel involved in the operation, repair, replacement, maintenance, and management of the Project (other than Landlord’s senior corporate administrative personnel) including wages, fringe benefits, and other labor payments (and including a pro rata share of such expenses for employees of Landlord who do not work exclusively at the Project), (ii) water, sewage disposal, drainage, refuse collection and disposal, gas, electricity, and other utility services, and the maintenance of all components, systems, and apparatus by which such utilities and services are provided (iii) general maintenance and repair of the Project, including, without limitation, and among other things, the driveways, asphalt, and concrete surfaces, the structural components of the improvements located within the Project, including the portions of the roof to be maintained pursuant to Paragraph 10.2, below, repainting of, improvements, and sweeping, janitorial, and security services (if any, to be provided at Landlord’s sole discretion), the cost of maintenance of all heating, ventilating and air conditioning (HVAC) systems relating to individual premises and/or the common areas, (iv) maintenance of landscaping (including irrigation and sprinkler systems) and, where and when necessary, replanting, (v) keeping the parking area in good condition and free from litter, dirt, debris, and other obstructions, and keeping all lighting and signage serving the Project in good condition and fully operating, (vi) any expenses payable by Landlord pursuant to the provisions of any recorded Covenants, Conditions, and Restrictions or similar recorded instruments affecting the Project and dated as of the Lease Commencement Date, (vii) all real property or real estate taxes, assessments, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be levied, assessed, imposed upon or with respect to the Project, or any portion thereof, by any local, state, or federal entity ( expect late payment fees, charges, penalties and interest and to the extent of taxes payable by Tenant pursuant to Paragraph 23.2, below (viii) any personal property taxes, assessments, or other impositions levied, assessed, or imposed upon any personal property of Landlord used in connection with the Project, (ix) all Insurance Expenses including, without limitation, the cost of all casualty, liability, and other insurance obtained by Landlord relative to the Project, including all premiums therefore and any deductibles payable with respect to any loss insured thereby, (x) management fees (based upon a percentage of gross income received, or such other method as deemed reasonable by Landlord ), administrative fees, and legal, accounting, inspection, and consultation fees, (xi) the cost of holiday decorations, (xii) capital improvements or structural modifications required by any change in laws, ordinances, rules, or regulations governing the Project, or other capital improvements or structural modifications deemed reasonably necessary or desirable by Landlord, including, without limitation, capital improvements or structural modifications which reduce Lease Expenses; provided, however, any costs of such capital improvements or structural modifications shall be amortized (including an interest factor) over the useful life of such capital improvements or structural modifications.

8.2.  Payment of Lease Expenses.  Landlord intends to deliver to Tenant, prior to the Rent Commencement Date and prior to the commencement of each calendar year during the Term, a written statement (“Estimated Statement”) setting forth Landlord’s estimate of the Lease Expenses allocable to the calendar year during which the Rent Commencement Date occurs or such ensuing calendar year, whichever is applicable, and “Tenant’s Pro Rata Share” of such Lease Expenses. Landlord may, at its option, during any calendar year, deliver to Tenant a revised Estimated Statement in accordance with Landlord’s most current estimate. Tenant shall pay to Landlord, on the Rent Commencement Date and on the first day of each month during the Term, as Additional Rent, an amount (“Tenant’s Monthly Payment”) equal to one-twelfth (or, if the Lease shall commence on a day other than the first day of a calendar month, then Tenant’s monetary payment shall be pro rated on the basis of the actual number of days of occupancy during that month) of Tenant’s Pro Rata Share of the Lease Expenses, as estimated by Landlord in the most recently delivered Estimated Statement. Within approximately 90 days after the end of each calendar year during the Term, Landlord will deliver to Tenant a written statement (“Actual Statement”) setting forth the actual Lease Expenses allocable to the preceding calendar year. Tenant’s failure to object to Landlord regarding the contents of an Actual Statement, in writing, within forty-five (45) days after delivery to Tenant of such Actual Statement, shall constitute Tenant’s absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any calendar year exceeds Tenant’s Pro Rata Share of the actual Lease Expenses allocable to such calendar year, then such excess will be credited against future Tenant’s Monthly Payments, unless such calendar year was the calendar year during which the Expiration Date or earlier termination of this Lease occurs (the “Last Calendar Year”), in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall pay to Tenant such excess. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any calendar year is less than Tenant’s Pro Rata Share of the actual Lease Expenses allocable to such calendar year, then Tenant shall, within thirty (30) days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord’s delay in delivering any Estimated Statement or Actual Statement will not release Tenant of its obligation to pay any Tenant’s Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. For purposes of this Lease, the term “Tenant’s Pro Rata Share” will mean and refer to the portion of the Lease Expenses payable by Tenant. Tenant’s Pro Rata Share will be originally calculated as of the Rent Commencement Date and will be re-calculated as of each January 1 during the Term as the fractional portion of the total Lease Expenses (excluding therefrom the portion of the Lease Expenses actually paid by the Anchor Tenants in the Project) determined by multiplying such Lease Expenses by a fraction, the numerator of which is the leasable square footage of the Premises, and the denominator of which is the total aggregate leasable square footage of the Project, excluding the portions of the Project occupied by the Anchor Tenants (who are designated as Anchor Tenants by Landlord as of the date calculation is being made). In the event the leasable square footage in the Project changes from time to time due to the addition or removal of buildings, such change will

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

not result in a recalculation of Tenant’s Pro Rata Share until the January 1 next following such occurrence, as if such change had not taken place until such following January 1. The references in this Paragraph to the actual Lease Expenses allocable to a calendar year, shall include (i) if such calendar year is the calendar year during which the Rent Commencement Date occurs, the actual annualized Lease Expenses allocable to the portion of such calendar year following the Rent Commencement Date, and (ii) if such calendar year is the Last Calendar Year, the actual annualized Lease Expenses allocable to the portion of the Last Calendar Year prior to the Expiration Date or earlier termination of this Lease.

9.  Utilities and Services.  Except as otherwise provided in the Addendum to this Lease, Landlord shall supply water to the Premises and to the common areas for ordinary and customary uses, the cost of which shall be included as a part of Lease Expenses. In the event the Premises are separately metered for water use as of the Commencement Date of this Lease, or shall become separately metered for water use at any time during the term of this Lease, Tenant shall contract directly with the water utility provider and pay for the cost(s) of water services and consumption attributable to the Premises meter, including associated sewer fees and other related billings. In such event, building water costs shall be excluded from Tenant’s Lease Expenses, but Tenant shall continue to pay its pro-rata share of Common Area water costs. If Tenant does not pay directly for its separately metered water, and Tenant’s use of water (or any other utilities or services supplied by Landlord) exceeds ordinary and customary usage levels, then Tenant shall pay the cost of such excess (determined in Landlord’s reasonable discretion) as additional rent. Except for Landlord’s obligations as set forth above, Tenant shall make all arrangements for and pay the cost of all utilities and services (including without limitation their connection charges and taxes thereon) furnished to the Premises or used by Tenant, including without limitation electricity, water (to the extent not supplied by Landlord), heating, ventilating, air-conditioning, oil, steam for heating, sewer, gas, telephone, communication services, trash collection from within the Premises and refuse bin removal services in the event Landlord does not provide said refuse bin removal services as a part of the common area services, janitorial, cleaning, and window washing. Installation of all types of conduit and wiring exclusively serving the Premises, including but not limited to communications wiring, shall be subject to the requirements of Paragraph 24, below, and the Landlord’s approval of the location, manner of installation, and the installing contractor. All such conduit and wiring shall, at Landlord’s option, and to the extent it does not remain the property of the service or utility that utilizes such conduit or wiring, become Landlord’s property once installed. Upon termination of this Lease, Landlord may elect to require Tenant to remove such conduit and wiring at Tenant’s expense and return the Premises and the Common Areas of the Project to their pre-existing condition. Landlord may, at its election, furnish to the Premises any of the utilities and services set forth above, in which event Tenant shall reimburse Landlord for Landlord’s cost of furnishing such utilities and services as additional rent. Landlord shall not be liable for failure to furnish any utilities or services to the Premises when such failure results from causes beyond Landlord’s reasonable control. If Landlord constructs new or additional utility facilities, including without limitation wiring, plumbing, conduits, and/or mains, resulting from Tenant’s changed or increased utility requirements, Tenant shall on demand promptly pay to Landlord the total cost of such items as additional rent. The discontinuance of any utilities or services, including, without limitation, Landlord’s discontinuance or failure to provide any of the utilities or services furnished by Landlord to the Premises, shall neither be deemed an actual or constructive eviction, nor release Tenant from its obligations under this Lease including, without limitation, Tenant’s obligation to pay Rental. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, at its sole discretion, may comply with such mandatory controls or voluntary guidelines and, accordingly, require Tenant to so comply. Landlord shall not be liable for damages to persons or property for any such reduction, nor shall such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of rent, or operate to release Tenant from any of Tenant’s obligations under this Lease.

10.  Maintenance.

10.1.  Tenant’s Duties.  Tenant shall at its sole cost (i) maintain, repair, replace, and repaint, all in first class condition, all portions of the Premises (except those portions of the Premises to be maintained by Landlord as expressly set forth below), (ii) arrange for the removal of trash from the Premises, (iii) furnish reasonable janitorial services within the Premises, (iv) maintain and repair any plate-glass windows appurtenant to the Premises and all interior and exterior doors, including roll-up doors, (v) maintain, repair, and replace the heating, air-conditioning, and ventilation system (“HVAC”) exclusively serving the Premises including establishment of a maintenance contract for the periodic inspection, maintenance, and replacement, as necessary, of the HVAC system exclusively serving the Premises, and Tenant shall provide Landlord with a copy of said contract within ten (10) days after Tenant’s opening of the Premises for business, as well as a copy of any additional or supplemental contracts within ten (10) days of their execution. Notwithstanding the foregoing, Landlord, at Landlord’s option and upon written notification to Tenant, may elect to maintain a HVAC service contract on Tenant’s behalf, the cost of which shall be billed to Tenant in conjunction with the Lease Expenses. Regardless of Landlord’s or Tenant’s obligations for the establishment of a HVAC service contract, Tenant shall be responsible for making all the arrangements for, and direct payment of the costs of, all repairs and replacements to the HVAC system, (vi) maintain a pest and termite control service agreement with respect to the Premises, reasonably acceptable to Landlord, (vii) maintain and repair all telephone lines and wiring exclusively serving the Premises whether in the Premises or not and utilizing such contractors as approved by Landlord, and all electrical fixtures, panels, wiring, transformers, conduits, lighting fixtures, lamps, and tubes exclusively serving the Premises (whether located within or outside of the Premises), and (viii) maintain, repair, and/or replace any water heating systems, sewer lines, plumbing lines, and any grease traps exclusively serving the Premises, using a professional cleaning company for grease trap service on a schedule

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

acceptable to Landlord. Tenant shall provide Landlord with current copies of such cleaning contracts throughout the Term. Tenant is additionally liable for any damage to the Project resulting from the acts or omissions of Tenant or Tenant’s Invitees, including, without limitation, any damage to the roof or damage relating to a roof penetration caused by Tenant or Tenant’s Invitees and any actual or consequential damage to the Premises, Building, or Project arising from Tenant’s use of the Premises, Tenant’s personal property, or systems or equipment serving the Premises that are the responsibility of Tenant to maintain, repair and replace. If Tenant fails to maintain, repair, replace, or repaint any portion of the Premises as provided above, or if Tenant or Tenant’s Invitees damage any portion of the Project, then Landlord may, at its election, maintain, repair, replace, or repaint any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord for Landlord’s actual cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such actual cost as additional rent. Landlord, at Landlord’s sole discretion, may require Tenant to use specific contractors or construction/repair techniques for the purpose of maintaining warranties or the integrity of the Premises or the Project.

10.2.  Landlord’s Duties. Landlord shall repair and maintain the Common Areas, subject to Tenant’s obligation to pay its Pro Rata Share of the Lease Expenses, as provided in Paragraph 8. Landlord shall maintain the structural parts of the buildings within the Project, which are only the foundations, exterior walls (excluding glass and doors), and the structural and waterproofing membrane portions of the roof (excluding skylights), but Tenant shall pay the (a) the full costs of such maintenance, or an equitable share determined by Landlord if the Premises are part of a multi-tenant building, (b) the full amount of any maintenance and repairs necessitated by any act, omission, conduct or activity of, or breach of this Lease by, Tenant or any of Tenant’s Invitees (plus ten percent (10%) of the cost thereof to reimburse Landlord for overhead), or (c) any maintenance and repairs necessitated by breaking and entering of the Premises. Tenant shall pay its share of such maintenance and repair costs incurred by Landlord, to the extent such obligation exceeds any amount thereof impounded under Paragraph 8.2, within thirty (30) days after receipt of a statement from Landlord. Landlord shall use its reasonable efforts to repair and maintain the Common Areas and the structural parts of the Project so as not to interfere with Tenant’s business operations. There shall be no abatement of rent, and no liability of Landlord, by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements to any portion of the Premises or the Project. Except as provided in Paragraph 30 (Destruction) and Paragraph 31 (Condemnation), Landlord shall have absolutely no other responsibility to repair, maintain or replace any portion of the Premises at any time. Tenant waives the right to make repairs at Landlord’s expense under California Civil Code Section 1942, or under any other law, statute or ordinance now or hereafter in effect. Landlord’s obligations under this Paragraph are not intended to alter or modify in any way the provisions of Paragraph 37.

11.  Net Lease. This Lease is intended to be a completely “net lease” and, except as otherwise expressly provided in this Lease, Tenant shall have sole responsibility for the care, maintenance, and repair of the Premises, including all costs thereof, as though Tenant were the owner of the Premises. Tenant shall be liable for and bear all costs relating to the Premises, except as expressly provided to the contrary in this Lease.

12.  Parking. Subject to the remaining provisions of this Paragraph, as long as Tenant is not in default under this Lease, Landlord grants to Tenant (for the benefit of Tenant and Tenant’s Invitees) the right to the non-exclusive use of the parking area within the boundaries of and serving the Project (the “Parking Area”). Tenant’s use of the Parking Area shall be subject to such rules as Landlord may, in its sole discretion, adopt from time to time with respect of the Parking Area, including without limitation (i) rules limiting tenants of the Project (including, without limitation, Tenant) to the use of, or excluding the use of, certain parking spaces or certain portions of the Parking Area, in order to maintain the availability of accessible parking spaces for clients, guests, and invitees of tenants of the Project, and (ii) rules limiting tenants of the Project (including without limitation Tenant) to the use of a restricted number of parking spaces or a restricted area. Notwithstanding anything to the contrary in this Paragraph, Landlord may, at its election, construct improvements upon or otherwise alter in any manner the Parking Area provided that Landlord makes reasonable amounts of parking available (or reasonable amounts of parking will remain available) to Tenant elsewhere on the Project, or within a reasonable distance from the Project. Landlord reserves the right to grant certain tenants in the Project the exclusive right to park in specified areas of the Parking Area, to the exclusion of all other tenants. Tenant acknowledges that the exercise of the rights reserved to Landlord under this Paragraph may result in a decrease in the number of parking spaces available to Tenant and Tenant’s Invitees, and no such decrease shall affect Tenant’s obligations under this Paragraph, constitute a constructive eviction, or entitle Tenant to any abatement of Rental. Notwithstanding the above, within ten (10) business days after the Lease Commencement Date, Landlord will mark ten (10) nonexclusive parking spaces immediately in front of Tenant’s Premises for thirty (30) minute parking (available to all tenants and their invitees and guests in the Center). Landlord will cooperate, to the best of Landlord’s ability, with Tenant (at absolutely no cost to Landlord) to comply with California Finance Code section 13,000 et. seq.(as amended from time to time).

13.  Signs. Tenant may not place, construct, or maintain any sign, advertisement, awning, banner, or other exterior decoration (collectively, “sign”) in the Premises which is visible from the exterior of the Premises, or on the Building without Landlord’s prior written consent. Any sign that Tenant is permitted by Landlord to place, construct, or maintain in the Premises or on the Building shall comply with Landlord’s sign criteria applicable to the Project, including, without limitation, criteria relating to size, color, shape, graphics, and location (collectively, the

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

“Sign Criteria”), and shall comply with all applicable laws, ordinances, rules, or regulations, and Tenant shall obtain any approval required by such laws, ordinances, rules, and regulations. Landlord makes no representation with respect to Tenant’s ability to obtain any such approval. Tenant shall, at Tenant’s sole cost, make any changes to any sign, in the Premises or on the Building as required by any new or revised applicable laws, ordinances, rules, or regulations, or any changes in the Sign Criteria. Tenant shall, additionally, maintain, repair, and replace all of Tenant’s signs in first class condition (excluding any multi-tenant sign within the Project maintained by the Landlord). Unless expressly waived in writing by Landlord to Tenant, Tenant shall, at Tenant’s sole cost and expense, and in accordance with Paragraph 25, below, install its primary. Tenant identification sign in accordance with the sign criteria for the Project within thirty (30) days from the opening of Tenant’s business, subject to unavoidable delays due to governmental authorities. Landlord shall have the right from time to time to revise the sign criteria and within sixty (60) days after Tenant’s receipt of written notice of any new sign criteria, Tenant shall, at Tenant’s sole expense, remove any existing signs and replace the same with new signs conforming to the new sign criteria.

14.  Rules, Regulations, and Covenants.  Tenant shall (and shall cause Tenant’s Invitees to) observe faithfully and comply strictly with any reasonable rules and regulations which Landlord may from time to time adopt for the Project as well as any recorded covenants, conditions, or restrictions affecting the Premises or the Project, whether now existing or hereafter adopted or amended from time to time (all of the foregoing, collectively, “rules”). Landlord has no duty or obligation to enforce any rule against any other tenant, and Landlord will not be liable to Tenant for violation of any rule by any other tenant, or any other tenant’s agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees. Tenant acknowledges that Landlord reserves the right, from time to time, to enter into leases or other agreements by which Landlord agrees to restrict the use of all or any portion of the Project (including the Premises) from certain uses. All such leases and other agreements, whether now existing or entered into in the future, shall be binding upon Tenant and is no event shall Tenant utilize the Premises for any use so prohibited.

15.  Early Access Insurance.  At any time prior to the Lease Commencement Date that Tenant is making any Alterations (as defined below) to the Premises or performing any of the Tenant’s work, (i) Tenant shall, at Tenant’s sole cost, maintain (a) “Builder’s Risk” insurance with respect to the Premises, reasonably satisfactory to Landlord, and (b) all of the insurance to be maintained by Tenant during the Term, including without limitation public liability and property damage insurance, fire and extended coverage insurance and special form insurance, and workers compensation insurance, (ii) the provisions of the Paragraph in this Lease entitled “Indemnity and Exemption of Landlord from Liability” shall be operative, and (iii) the provisions of the Paragraph in this Lease entitled “Utilities and Services” shall be operative. Any Alterations pursuant to this Paragraph shall be subject to all the provisions of the Paragraph in this Lease entitled “Alterations”. Nothing in this Paragraph shall be construed as granting permission to Tenant to enter the Premises, or to make any Alterations, prior to the Lease Commencement Date and no such right shall exist unless specified in Exhibit “C”.

16.  Plate-Glass Insurance.  Tenant shall at its sole cost maintain full coverage plate-glass insurance on the Premises, under which Landlord and any lender holding a security interest in the Project (“Lender”) shall be named as additional insureds.

17.  Public Liability and Property Damage Insurance.  Tenant shall, at Tenant’s sole cost, maintain public liability and property damage insurance (i) with a combined single limit liability of not less than $2,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant’s Invitees arising out of or in connection with Tenant’s use or occupancy of the Premises, including, without limitation, Tenant’s use, maintenance, repair and replacement of systems and equipment either contained within the Premises or in air spaces, walls, roof areas, or other portions of the Building or Project and exclusively serving the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, (iii) naming Landlord, its agent, and any Lender as additional insureds, (iv) containing cross-liability endorsements, and (v) which includes products liability insurance (if Tenant is to sell merchandise or other products derived, assembled, or produced from the Premises). Additionally, if Tenant sells or serves alcoholic beverages from the Premises, Tenant shall obtain and maintain “dram shop” coverage and such other insurance coverage as Landlord may designate from time to time and in such amounts as Landlord deems reasonably appropriate.

18.  Fire and Extended Coverage Insurance.  Tenant shall, at Tenant’s sole cost, maintain on Tenant’s Alterations and Tenant’s Personal Property (as defined below) a policy of standard fire and extended coverage and special form insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least ninety percent (90%) of full replacement value, and issued in the name of Tenant with Landlord, Landlord’s lender and Landlord’s designated agent as additional insureds.

19.  “Extra Expense” Insurance.  Tenant shall obtain “Extra Expense” insurance in amounts sufficient to reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Project as a result of such perils.

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

20.  Insurance Generally.  If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within five (5) days after Tenant receives a copy of the premium notice. If any such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occur during the Term and the number of days that occur before or after the Term, such that Tenant pays for the premiums that are allocable to the period during the Term. Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy by insurance companies authorized to do business in the state in which the Premises are located with a Best’s Rating of at least “A” and a Best’s Financial Size Category rating of at least “VIII,” as set forth in the most current edition of “Best’s Insurance Reports” (unless otherwise approved by Landlord), or such higher rating as may be required by any Lender, (ii) shall name Landlord, its agents, and any Lender as additional named insureds, (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) day’s prior written notice to Landlord and any Lender, and (v) shall not provide for a deductible or co-insurance provision in excess of $10,000.00. Additionally, Tenant shall carry and maintain Workers Compensation Insurance of the type and coverage as required by law. Tenant shall, at least thirty (30) days prior to the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending such policy. Tenant shall promptly, upon request, deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

21.  Waiver of Subrogation.  Tenant releases Landlord and Landlord’s guests, invitees, customers and licensees (collectively, “Landlord’s Invitees”) from all claims For damage, loss, or injury to Tenant’s Personal Property and to the systems, equipment, fixtures and Alterations of Tenant in or on the Premises and Project to the extent and such damage, loss or injury is covered by any insurance policies carried by Tenant and in force at the time of such damage. Tenant shall cause all insurance policies obtained by it pursuant to this Lease to provide (if such provision is generally commercially available) that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any damage, loss, or injury covered by such policy.

22.  Landlord’s Insurance.  Landlord may, at its election, maintain any of the following insurance, in such amounts and with such limits as Landlord shall determine in its reasonable discretion: (i) Public liability and property damage insurance, and products liability insurance; (ii) Fire and extended coverage and special form insurance, coverage with respect to increased costs due to building ordinances, demolition coverage, and sprinkler leakage coverage; (iii) boiler and machinery insurance; (iv) fidelity insurance; (v) Plate-glass insurance; and (vi) rental interruption insurance. The premiums, costs, expenses, and deductibles (or similar costs or charges) of and/or with respect to any such insurance (all of the preceding, collectively, “Insurance Expenses”) shall constitute Lease Expenses. Tenant shall not keep, use, manufacture, assemble, sell or offer for sale in or upon the Premises any article that may be prohibited by, or that might invalidate, in whole or in part, the coverage afforded by, a standard form of fire or all risk insurance policy. Tenant shall pay the entire amount of any increase in premiums that may be charged during the Lease Term for the insurance that may be maintained by Landlord on the Premises or the Project resulting from the type of materials or products stored, manufactured, assembled or sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant’s use of the Premises, a schedule issued by the entity making the insurance rate on the Premises showing the various components of such rate shall be conclusive evidence of the items and charges that make up the fire or all risk insurance rate on the Premise.

23.  Taxes.

23.1.  Personal Property Taxes.  Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant’s personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment, and inventory (collectively, “Tenant’s Personal Property”). On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant’s Personal Property, and if Landlord pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased caused by Tenant’s Personal Property, then Tenant, on demand, shall immediately reimburse Landlord for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord’s assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement.

23.2.  Real Property Taxes Imposed Upon the Premises.  Tenant shall pay, at least ten (10) days before delinquency, all real property or real estate taxes, assessments, license fees, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be separately levied, assessed or imposed upon or with respect to the Premises. On demand by Landlord, Tenant shall furnish Landlord with

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

satisfactory evidence of such payments. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges and Landlord shall receive immediate reimbursement of the amounts so paid. Notwithstanding the provisions of Paragraph 8 (Lease Expenses), if at any time during the Lease Term and any Extension thereafter, there is a change of ownership of the Project or respective tax parcel related to the Building, which results in an increase in the assessed valuation of the Project or Building, then Tenant shall not be liable for any taxes attributable to any change of ownership assessment; and for purposes of computing Tenant’s prorata share of real property taxes, as described herein, commencing with the tax year in which the change of ownership assessment is first reflected in the taxing authorities notice of assessment and continuing for all subsequent tax years, the taxes attributable to such change of ownership shall be subtracted from taxes. Notwithstanding for foregoing, Tenant shall be obligated to pay their prorata share of any change of ownership taxes resulting from the first and second change of ownership assessments that occur subsequent to the execution of the Lease.

24.  Alterations.  Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, “Alterations”) unless (i) Tenant first obtains Landlord’s written consent, (ii) Tenant complies with all conditions which may be imposed by Landlord, including but not limited to Landlord’s selection of specific contractors or construction techniques and the requirements of the attached Exhibit “C”, and (iii) Tenant pays to Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations. At least thirty (30) days prior to making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations. Tenant shall, prior to the commencement of any Alterations, at Tenant’s sole cost, (i) acquire (and deliver to Landlord a copy of) a permit from appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant’s sole cost, in a prompt and expeditious manner), (ii) provide Landlord with ten (10) days’ prior written notice of the date the installation of the Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, and (iii) obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant’s employees installing or involved with such Alterations (which insurance Tenant shall maintain to force until completion of the Alterations). All Alterations shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date or earlier termination of this Lease, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations, by so notifying Tenant in writing on or about the Expiration Date or earlier termination of this Lease, in which event, Tenant shall, at its sole cost, on or before the Expiration Date or earlier termination of this Lease, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanic’s and materialmen’s liens resulting from or relating to any Alterations or other construction. Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in the state in which the Premises are located, in an amount equal to one hundred fifty percent (150%) of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and (b)Landlord may, at its election, require Tenant to pay Landlord’s attorneys’ fees and costs incurred in participating in such an action. If Tenant fails to cause any such lien to be released within fifteen (15) days after imposition, by payment or posting of a proper bond, Landlord shall have the right (but not the obligation) to cause such release by such means as Landlord deems proper. Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in connection therewith (including attorneys’ fees and costs), with interest at the rate specified in Paragraph 28 from the date of payment by Landlord to the date of payment by Tenant.

25.  Surrender of Premises and Holding Over.  On the Expiration Date or earlier termination of this Lease, (i) Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant is obligated to remove as expressly set forth above) in a first class and clean condition, free of trash and debris including cleaning of all flooring; patching and painting of all walls; removal of all signage installed by Tenant on any portion of the Building or Project including restoration of the signage mounting surfaces to their pre-existing condition; all sign circuits, electrical circuits and lighting fixtures in good operating condition; all HVAC units serving the Premises in a well maintained and operable condition; all roof penetrations arising from Tenant’s occupancy of the Premises in a watertight condition; and all doors, windows, roll-up doors, locks, and hardware in operable condition upon the termination of this Lease, (ii) Tenant shall remove all of Tenant’s Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenants Personal Property and (iii) Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior or interior doors). Landlord may elect to retain or dispose of in any manner any Alterations or Tenant’s Personal Property that Tenant does not remove from the Premises on the Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant. Any such Alterations or Tenant’s Personal Property that Landlord elects to retain or dispose of shall immediately upon notice to Tenant vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s Personal Property. All Alterations and fixtures (other than trade fixtures, safety deposit boxes (and their contents), Vault, ATM, Night Depository and signs), shall become Landlord’s property and shall be surrendered to Landlord with the Premises, regardless of who paid for the same and without limiting the foregoing, Tenant shall not remove any of the following materials or equipment without Landlord’s written consent, regardless of who paid for the same and regardless of whether the same are permanently attached to the Premises or not, power wiring and power panels; any piping for gasses or liquids; sinks, cabinet and

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

casework; fume hoods or specialized air-handling evacuation systems; any drains or other equipment for the handling of grease and/or waste water, computer, telephone, telecommunication wiring, panels and equipment; lighting and lighting fixtures; wall coverings; drapes, blinds and other window coverings; carpets and floor coverings; heaters, air conditioners and other heating or air conditioning equipment; security systems; and other building equipment and decorations. Tenant shall be liable to Landlord for Landlord’s costs for storing, removing or disposing of any such Alterations or Tenant’s Personal Property. If Tenant fails to surrender the premises to Landlord on the Expiration Date or earlier termination of this Lease in the condition required by this Paragraph. Tenant shall indemnify Landlord against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant. If Tenant, with Landlord’s consent, remains in possession of the Premises after the Expiration Date or earlier termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days’ written notice given at any time by Landlord or Tenant. During any such month-to-month tenancy, Tenant shall pay, as Basic Monthly Rent, one hundred twenty-five percent (125%) of the Basic Monthly Rent in effect immediately prior to the Expiration Date or earlier termination of this Lease, as the case may be. All provisions of this Lease except for those pertaining to Term shall apply to such month- to-month tenancy.

26.  Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

26.1.  The vacating or abandoning of the Premises by Tenant.

26.2.  Tenant’s failure to make any payment of Rental or late charges or any other monetary sums required hereunder as and when due. No grace period prior to the imposition of a late charge pursuant to paragraph 28 below, shall extend the date when such Rental is due and payable, and Tenant; shall be in default under this Lease if such payment is not timely made. In the case of Basic Monthly Rent, payments must be received on or before the tenth day of each calendar month, and Tenant shall be in default if such Rental is not paid such date.

26.3.  Tenant’s failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding two paragraphs, where such failure shall continue for a period of ten (10) days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes: and provided further, however, that if the nature of Tenant’s default is such that more than ten (10) days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such ten-day period and thereafter diligently prosecutes such cure to completion within sixty (60) days after Landlord’s written notice.

26.4.  Tenant’s failure to deliver to Landlord, within ten (10) days after Landlord’s written request, any financial statement, of Tenant (including without limitation a current annual balance sheet and profit/loss statement of Tenant) reasonably requested by Landlord, or if any financial statement given to Landlord by Tenant, or by any assignee, subtenant, or guarantor of Tenant, is materially false or evidences that Tenant’s net worth is negative, and Tenant fails to furnish to Landlord, within ten (10) days after written notice from Landlord to Tenant, with cash as an additional security deposit in an amount equal to the aggregate Rental payable under this Lease for the six full calendar months immediately following such notice.

26.5.  The making by Tenant of any general arrangement or assignment for the benefit of creditors: Tenant’s becoming bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within thirty (30) days after its original filing); the institution of proceedings under the bankruptey or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease (unless possession is restored to Tenant within thirty (30) days after such taking); the attachment, execution, or judicial seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within thirty(30) days after such attachment, execution, or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

27.  Landlord’s Remedies. Landlord shall have the following remedies if Tenant commits a default and/or breach under this Lease; these remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law.

27.1.  Continuation of Lease.  No Act by Landlord (including without limitation the acts set forth in the succeeding sentence) shall terminate Tenant’s right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant’s right to possession. As long as Landlord does not terminate Tenant’s right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect Rental when due and enforce all the other provisions of this Lease, and (iii) enter the Premises and relet them, or any part of them, to third parties for

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

Tenant’s account, for a period shorter or longer than the remaining term of this Lease. Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including, without limitation, brokers commissions, attorneys’ fees, advertising costs, and expenses of remodeling the Premises for such reletting

27.2.  Rent from Reletting.  If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness from Tenant to Landlord other than Basic Monthly Rent due from Tenant, (ii) all costs incurred by Landlord in such reletting, and (iii) Basic Monthly Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the Rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Basic Monthly Rent as it becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

27.3.  Termination of Tenant’s Right to Possession.  Landlord may terminate Tenant’s right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant’s right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Basic Monthly Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Basic Monthly Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Basic Monthly Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or in the ordinary course of things would be likely to result therefrom including, but not limited to (a) expenses for cleaning, repairing or restoring the Premises, (b) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, (c) brokers’ fees and commissions, advertising costs and other expenses of reletting the Premises, (d) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (e) expenses in retaking possession of the Premises, (f) attorneys’ fees and costs, (g) any unearned brokerage commissions paid in connection with this Lease and (h) reimbursement of any previously waived or abated Rental and/or Additional Rent, and (v) such other amounts in addition to or in lien of the foregoing as may be permitted from time to time under applicable California law. The “worth at the time of the award” of the amounts referred to in Clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate, as set forth below, or if Default Rate is set forth, then at the maximum rate permitted by applicable law. The “worth at the time of the award” of the amount referred to in Clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

27.4.  Landlord’s Right to Cure Default.  Landlord, at any time after Tenant commits a default or breach under this Lease, may cure such default or breach at Tenant’s sole cost. If Landlord at any time, by reason of Tenant’s default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, and shall be deemed Additional Rent under this Lease. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amount until it is paid

27.5.  Enforcement Costs.  All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including but not limited to costs for reasonable attorneys’ fees and costs paid to third parties for the service of legal notices, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amounts until it is paid.

28.  Interest and Late Charges.  Late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the premises. Therefore, if any Rental is not received by Landlord within ten (10) days of its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of ten percent (10%) of such overdue amount as a late charge as additional rent. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, as provided above, if any such Rental is not paid within thirty (30) days of the date such Rental was due, then Tenant shall pay to Landlord interest on such overdue Rental at the rate of three percent (3%) above the “reference rate” announced from time to time by Bank of America, NT&SA (the “Default Rate”). Such interest shall additionally accrue and be payable by Tenant relative to any other amounts payable by Tenant to Landlord under the provisions of this Lease which are not paid when due (if such reference rate ceases to be announced, then a comparable “prime rate” shall be utilized,

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

selected by Landlord).

29.  Payment of Rent by Cashier’s Check. If a late charge is payable under this Lease, whether or not collected, for two installments of Basic Monthly Rent or other Rental due under this Lease during any one calendar year during the Term, or if any payment made by Tenant in the form of a personal or business check is returned by the bank it was drawn upon for whatever reason, including but not limited to insufficient funds, then Landlord, at Landlord’s option, may require Tenant to submit future payments to Landlord in the form of a certified cashier’s check or money order. Tenant’s obligation to provide payment in the aforementioned manner shall continue in full force and effect until Landlord, in its sale discretion, determines otherwise. Tenant further agrees to reimburse Landlord, as additional Rental, Landlord’s actual costs imposed by Landlord’s bank or financial institution arising from Tenant’s returned check(s). These costs shall be in addition to any late charges payable by Tenant pursuant to Paragraph 28 of this Lease.

30.  Destruction. If the Project is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then, subject to the remainder of this Paragraph, (i) Landlord shall restore the Project to substantially the same condition as it was in immediately before such destruction, (ii) Landlord shall not be required to restore Tenant’s Alterations or Tenant’s Personal Property, unless they are an integral part of the Premises and specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (iii) such destruction shall not terminate this Lease, and (iv) all obligations of Tenant under this Lease shall remain in effect, except that the Basic Monthly Rent shall be abated or reduced, between the date of such destruction and the date of completion of restoration, by the ratio of (a) the area of the Premises rendered unusable or inaccessible by the destruction to (b) the area of the Premises prior to such destruction. Notwithstanding anything to the contrary in this Lease, Landlord may, at its election, terminate this Lease by so notifying Tenant in writing on or before the later of one hundred twenty (120) days after such destruction or sixty (60) days after Landlord’s receipt of the proceeds from insurance maintained by Landlord, if (A) then-existing laws do not permit such restoration, (B) such destruction occurs during the last year of the Term (provided, however, that Landlord shall restore the Premises as set forth above if such destruction occurs while Tenant has the right to exercise the Option and Tenant has exercised the Option), (C) such destruction exceeds fifty percent(50%) of the then-replacement value of the Premises, the Building, or the Project or (D) Landlord determines that the cost of such restoration exceeds the amount of insurance proceeds relating to such destruction actually received by Landlord from insurance maintained by Landlord. If Landlord so terminates this Lease, then (1) Landlord shall have no obligation to restore the Project, (2) Landlord shall retain all insurance proceeds relating to such destruction, and (3) this Lease shall terminate as of thirty (30) days after such notice of termination from Landlord to Tenant. If Landlord restores the Premises as provided above, then Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises. In the event Landlord restores the Premises following any such destruction, Tenant shall immediately refixturize, re-equip, and restock the Premises and shall re-open the Premises for business as soon thereafter as is reasonably practicable.

31.  Condemnation. If during the Term, or during the period of time between the execution of this Lease and the Lease Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a “Condemnor”), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a “Condemnation”), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Paragraph. If such Condemnation is of the entire Premises, then this Lease shall terminate on the date the Condemnor takes possession of the Premises (the “Date of Condemnation”). A temporary Condemnation of the Premises, or any part of the Premises, for less than one hundred eighty (180) days, shall not constitute a Condemnation under this Paragraph; but the Basic Monthly Rent shall abate as to the portion of the Premises affected during such temporary Condemnation. If such Condemnation is of any portion, but not all, of the Premises, then this Lease shall remain in effect, except that, if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises, then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the “Termination Notice”) within thirty (30) days after the date that the nature and extent of the Condemnation have been determined. Such termination shall be effective on the earlier of (i) the date that is thirty (30) days after the giving of the Termination Notice, or (ii) the Date of Condemnation. If Tenant does not give to Landlord the Termination Notice within such thirty (30) day period, then all obligations of Tenant under this Lease shall remain in effect, except that (unless the Premises or restored as set forth bellow) Basis Monthly Rent shall be reduced by the ratio of (a) the area of the Premises taken to (b) the area of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Paragraph, if, within twenty (20) days after Landlord’s receipt of the Termination Notice, Landlord notifies Tenant that Landlord at its cost will add to the remaining Premises (or substitute for the Premises other comparable space in the Project) so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within one hundred fifty (150) days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that Basic Monthly Rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the area of the Premises taken to (B) the area of the Premises immediately prior to the Date of Condemnation. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant thirty (30) day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

Premises. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the “Award”) shall belong to and be paid to Landlord. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant’s right, title, and interest in and to any part of the Award, except that Tenant shall receive from the Award any sum paid expressly to Tenant from the Condemnor for Tenant’s reasonable loss of goodwill and any amounts equal to the monies paid by Tenant from time-to-time for each of its tenant improvements (said tenant improvements as approved in advance and in writing by Landlord) made to or in the Premises, multiplied in each case by a fraction (the numerator of which is the number of months remaining on the Lease Term at the time of the Condemnation, and, the denominator of which is the number of months remaining on the Lease Term at the time Tenant paid such monies). Landlord and Tenant waive the provisions of any statute (including without limitation California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other local court) to terminate this Lease in the event of a partial taking (less than 25%) of the Premises.

32.  Assignment and Other Transfers.  Without Landlord’s prior written consent, which shall not be unreasonably withheld, none of the following shall occur (nor be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a “Transfer”) unless the Transferee is a federally or state chartered financial institution with a Net Worth of at least $10,000,000.00 or is a holding company of Tenant: (i) any assignment, sublease, disposition, sale, concession, license, license agreement for the use of any portion of the Premises, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises; or (ii) any assignment, disposition, sale, transfer, acquisition, or issuance of equitable interests (whether stock, partnership or otherwise) in Tenant, to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) fifty percent (50%) or more of the aggregate issued and outstanding equitable interests in Tenant. Landlord shall not be liable in damages to Tenant or to any proposed subtenant, assignee or other transferee (any of the preceding a “Proposed Transferee”) if such consent is adjudicated to have been unreasonably withheld, and, in such event, Tenant’s sole remedy shall be to have the proposed Transfer declared as valid as if Landlord’s consent had been given, although Tenant shall be entitled to reasonable attorney’s fees if Tenant is the prevailing party in such litigation. At least thirty (30) days prior to entering into any proposed Transfer, Tenant shall submit to Landlord the sum of $400.00 (as payment toward Landlord’s and Landlord’s attorneys’ cost of reviewing, consenting to, rejecting and/or consummating any proposed Transfer), and a written notice (“Tenant’s Notice”) which includes or sets forth in reasonable detail (a) the form of the proposed Transfer, including without limitation all related agreements, documents, instruments, exhibits, and escrow instructions, (b) the name and address of the Proposed Transferee, (c) the terms and conditions of the proposed Transfer, including without limitation the commencement or effective date of the proposed Transfer, which shall be at least thirty (30) days after Tenant’s Notice is given, and (d) the nature, character, and current banking, financial, and other credit information and references with respect to the Proposed Transferee and the business of the Proposed Transferee (including without limitation tax returns for the three most-recent years, a business plan with cash-flow projections and financial projections with assumptions and competitive market analysis), in reasonably sufficient detail to enable Landlord to determine the Proposed Transferee’s financial responsibility. Within thirty (30) days after Landlord’s receipt from Tenant of such sum and Tenant’s Notice, and all documentation requested of Tenant by Landlord, Landlord shall notify Tenant whether Landlord has consented to the proposed Transfer. Any consent by Landlord to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer on or before the commencement or effective date of the proposed Transfer (as set forth in Tenant’s Notice), then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this paragraph before making a Transfer. Landlord shall not have unreasonably withheld its consent with respect to any Transfer if Landlord shall not have received such sum or Tenant’s Notice, if the nature or character of the Proposed Transferee, or the proposed occupancy of the Premises by the Proposed Transferee, if the Proposed Transferee’s proposed use is different than the Permitted Use is not in keeping with the dignity and character of the Building and the surrounding area, if the proposed Transfer will result in the diminution of the value or marketability of the Premises or the Project, if Landlord is not satisfied that the Proposed Transferee is creditworthy, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Landlord is a party or by which the project may be bound. No Transfer shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease. Unless otherwise agreed to by all parties, the Tenant’s security deposit, if any, shall be retained by Landlord and returned to the lawful tenant in possession at the time of the Lease termination, subject to the terms and conditions of Paragraph 6 of this Lease. Any Transfer must contain the following provisions, which provisions whether contained in such Transfer or not, shall apply to such Transfer: (A) Such Transfer shall be subject and subordinate to all provisions of this Lease; (B) No Proposal Transferee shall be permitted to enter into any Transfer without Landlord’s prior written consent; and (C) At Landlord’s option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of such Transfer, the Proposed Transferee shall make full and complete attornment to Landlord for the balance of the term of such Transfer. Such attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the Proposed Transferee shall execute and deliver to Landlord within five days after request by Landlord. Tenant shall promptly reimburse Landlord for Landlord’s reasonable cost (less any payment made by Tenant with Landlord as set forth above) of reviewing consenting to, rejecting and/or consummating any proposed Transfer, including without limitation reasonable attorneys’ fees. Tenant shall promptly pay to Landlord seventy five percent (75%) of all rents and other consideration, of whatever nature, payable by the Proposed Transferee (or receivable by Tenant) pursuant to any Transfer, which exceed (1) if a sublease of a portion of the Premises, the portion of the Basic Monthly Rent that is allocable to the portion of the

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

Premises subleased (such allocation based on the area of the portion subleased), or (2) if any other Transfer, the Basic Monthly Rent. Landlord additionally has the right, at its election, by giving written notice (the “Recapture Notice”) to Tenant within fifteen (15) days after receipt of Tenant’s Notice, to recapture the Premises and terminate this Lease. If Landlord elects to exercise such right and delivers a Recapture Notice to Tenant, this Lease shall automatically be deemed terminated as of the commencement or effective date stated in Tenant’s Notice for the proposed Transfer, and Tenant shall surrender possession of the Premises as of such date (and any failure to do so shall constitute a default hereunder). Landlord’s giving of a Recapture Notice shall not constitute Landlord’s consent to Tenant’s proposed Transfer.

33.  Common Areas. Landlord may, at its election, (i) close any of the Common Areas to the extent required in the opinion of Landlord’s legal counsel to prevent a dedication of any of the Common Areas or the accrual of any rights to any person or to the public in and to any portion of the Common Areas, (ii) close, temporarily, any of the Common Areas for maintenance purposes, (iii) designate other property outside the boundaries of the Project to become part of the Common Areas, (iv) close off or otherwise utilize portions of the Common Area while constructing improvements or making repairs or alterations to any portion of the Project, and/or (v) make any changes to the Common Areas, or any part of the Project, including without limitation changes to buildings or other improvements, the addition of new buildings or other improvements, and/or changes in the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic provided, however, that Landlord shall use its reasonable efforts to avoid interfering with Tenant’s business operations. Tenant shall not place, install, or otherwise allow any vending machines, newspaper racks, amusement rides, lottery paraphernalia, merchandise, payphones, or other equipment in any portion of the Common Areas, including but not limited to the sidewalks or driveways adjacent to the Premises, without Landlord’s express written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may be revoked at any time.

34.  Relocation. Intentionally omitted.

35.  Access by Landlord. Subject to laws, rules and regulations applicable to financial institutions and accompanied by an officer or authorized agent of Tenant, Landlord and any of Landlord’s Invitees shall have the right to enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and upon reasonable notice, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (v) to post “for sale” or “for rent” or “for lease” signs, (vi) to show the Premises to brokers, agents, prospective buyers, prospective tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Project, the Premises or any portion of the Project or the Premises, and (vii) to shore the foundations, footings, and walls of the Project, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Landlord shall have the right to enter the Premises at any time, without prior notice to Tenant. Landlord’s rights under this Paragraph extend, with Landlord’s consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner’s agents, employees, officers, and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting directly from the grossly negligent acts of Landlord or Landlord’s Invitees. Tenant shall not be entitled to any abatement or reduction of Basic Monthly Rent or other Rental because of the exercise by Landlord of any rights under this Paragraph.

36. Landlord’s Reserved Rights. Landlord, as owner of the Project, in addition to Landlord’s other rights hereunder, reserves the right from time to time: (i) to change the name of the Project; (ii) to temporarily utilize portions of the Common Areas for, among other things, entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which, in Landlord’s judgment, tend to attract the public; and (iii) to utilize the lighting standards and other areas or improvements in the Common Areas for advertising purposes.

37.  Indemnity and Exemption of Landlord from Liability.

37.1.  Tenant hereby agrees to indemnify, protect, and hold harmless Landlord and its shareholders, officers, directors, agents, property managers, employees, contractors, and the partners comprising Landlord (if any) from and against all Claims (as defined below) and all costs, expenses, and attorneys’ fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, the term “Claims” shall mean all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they result from Landlord’s grossly negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant’s or Tenant’s Invitees’ use of the Premises, (ii) the conduct of Tenant’s business, (iii) any activity, work, or things done, permitted, or suffered by Tenant or any of Tenant’s Invitees in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligence of Tenant or any of Tenant’s Invitees. If any action or

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

proceeding is brought against Landlord or its shareholders, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) by reason of any such Claims, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole cost. Except to the extent caused by Landlord’s grossly negligent acts or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord shall not be liable for, any of the matters set forth above in this Paragraph or any of the following: injury to Tenant’s business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant’s Invitees, or any other persons in, upon, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sewer lines, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant. This Lease shall not be affected or impaired by any change to any part of the Project or any sidewalks, streets or improvements nearby the Project Landlord may, at its election, at any time and without liability to Tenant, change the name of the Project.

37.2.  (a) Neither Landlord nor Landlord’s agents make any warranty or representation with respect to the suitability or fitness of the space for the conduct of Tenant’s business, or for any other purpose.

(b) Neither Landlord nor Landlord’s agents make any warranty or representation with respect to any other tenants or users that may or may not construct improvements, occupy space or conduct business within the Project, and Tenant hereby acknowledges and agrees that it is not relying on any warranty or representation relating thereto in entering into this Lease.

(c) Landlord specifically disavows any oral representations made by or on behalf of its employees, agents and independent contractors, and Tenant hereby acknowledges and agrees that it is not relying and has not relied on any oral representations in entering into this Lease.

(d) Landlord has not made any promises or representations, expressed or implied, that it will renew, extend or modify this Lease in favor of Tenant or any permitted transferee of Tenant, except as may be specifically set forth herein or in a written instrument signed by both parties amending this Lease in the future.

38.  Hazardous Substances.  Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statue), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), such as common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products, may have come to be located on or beneath the Premises and/or the Project, Tenant hereby agrees to indemnify Landlord against all actions, liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they arise as a result of Landlord’s grossly negligent acts or willful misconduct), arising from or relating to: (i) any discharges, releases, or threatened releases of noise, pollutants, contaminants, herbicides, pesticides, insecticides, or hazardous or toxic wastes, substances, or materials (any of the preceding a “Hazardous Material”) into ambient air, water, or land by Tenant or Tenant’s Invitee’s, or otherwise from, on, under, or above the Premises, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant’s Invitees, or otherwise from, on, or under, the Premises, or (iii) a violation of any environmental law on, under, or above the Premises (for purposes hereof, “environmental laws” shall mean any Federal, State, or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z’berg-Dills Solid Waste Management and Recovery Act, and California Health and Safety Code Section 25359.7). Tenant agrees to promptly reimburse Landlord for all of Landlord’s costs arising from periodic monitoring of Tenant’s use, handling, or storage of Hazardous Substances at or surrounding the Premises. Neither Tenant nor any of Tenant’s Invitees shall use, manufacture, store, or dispose of any Hazardous Materials anywhere within the Premises or the Project which are or could (a) be detrimental to the Project, human health, or the environment, except in accordance with all applicable laws, or (b) adversely affect the value of the Premises or the Project. If the Premises are contaminated (or, due to the acts or omissions of Tenant or Tenant’s Invitees, the Project is contaminated) by any Hazardous Material during the Term, then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Landlord may elect to either (A) demand that Tenant perform all remediation required by Landlord (to Landlord’s satisfaction and at Tenant’s sole cost, necessary to return the Premises (and/or the Project) to at least as good a condition as the Premises (or the Project) are in as of the date of this Lease, which Tenant shall immediately do upon receipt of notice from Landlord, or (B) proceed to cause such investigation, clean-up, and remediation work which Landlord deems necessary or desirable to be undertaken, whereupon the entire cost thereof (plus a supervisory fee equal to ten percent (10%) of such cost) will be payable by Tenant to Landlord upon demand as Additional Rent. If Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord’s election, perform or cause to be performed such remediation and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost. Tenant’s obligations and liability under this Paragraph shall survive the termination of Tenant’s tenancy and the Term of this Lease, except that nothing contained in this Paragraph shall be deemed to impose liability on Tenant for any problem arising after the Term of this Lease provided neither Tenant nor Tenant’s Invitees contributed to such problem during the Term of the Lease.

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

39.  Prohibition Against Asbestos-Containing Materials.  Tenant shall not allow or permit any materials which contain asbestos in any form or concentration (“Asbestos-Containing Materials”) to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including, without limitation, building or construction materials and supplies. Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord shall have the right, upon reasonable notice, to enter upon and conduct inspections of the Premises to determine Tenant’s compliance with this paragraph. If Tenant allows or permits Asbestos-Containing Materials to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, (a) Tenant shall, upon notice from Landlord, immediately remove such Asbestos-Containing Materials at Tenant’s sole cost, (b) such removal shall comply with all applicable laws, regulations, and requirements concerning asbestos and the removal and disposal of Asbestos-Containing Materials, (c) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection of the Premises conducted by Landlord, and (d) unless Tenant completes such removal within thirty (30) days after notice from Landlord, Landlord may, at its election, do either or both of the following: (i) declare Tenant in breach of this Lease and terminate this Lease upon ten (10) days prior written notice to Tenant, and (ii) remove and dispose of the Asbestos-Containing Materials and obtain reimbursement from Tenant for the cost of such removal and disposal, including a supervisory fee payable to Landlord in the amount of ten percent (10%) of said removal and disposal. Tenant shall indemnify Landlord and Landlord’s directors, officers, employees, and agents against all costs, liability, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys’ fees, arising from (A) the presence of Asbestos-Containing Materials upon the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations in the Project, Building, or to the Premises by Tenant or Tenant’s agents, employees, representatives, or independent contractors, (b) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Asbestos-Containing Materials upon or from the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alternations to the Premises by Tenant or Tenant’s agents, employees, representatives or independent contractors, or (C) Tenant’s failure to perform its obligations to remove such Asbestos-Containing Materials under this paragraph.

40.  Security Measures.  Tenant acknowledges (i) that the Basic Monthly Rent does not include the cost of any security measures for any portion of the Project (ii) that Landlord shall have no obligation to provide any such security measures, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Project, and (vi) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s Invitees in, on, or about the Project. If Landlord provides any security measures at any time, then the cost thereof shall be included as part of the Lease Expenses, but Landlord will not be obligated to continue providing such security measures for any period to time, Landlord may discontinue such service without notice and without liability to Tenant, and Landlord will not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant, Tenant’s property, and Tenant’s Invitees. Tenant releases Landlord from all claims for damage, loss, or injury to Tenant, Tenant’s Invitees, and/or to the personal property of Tenant and/or of Tenant’s Invitees, even if such damage, loss, or injury is caused by or results from the criminal or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord’s knowledge of such crimes or conduct.

41.  Subordination, Attornment and Quiet Enjoyment.  This Lease and Tenant’s rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises. The provisions of this Paragraph shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any instruments that Landlord, any Leader, or the lessor under any ground or underlying lease, may request to evidence such subordination. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease, deed of truse, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease. If any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord. (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than one month’s installment of Basic Monthly Rent or any other Rental, (iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease,(v) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, and (vi) upon such attornment, (and provided Tenant is not then in default) Tenant shall be entitled to quiet enjoyment and this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease. If any Lender requests reasonable amendment(s) to this Lease at any time during the Term, then Tenant shall not unreasonably withhold or delay its written consent to such

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

amendment(s).

42.  Estoppel Certificates.  Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent or other payment constituting Rental which has been paid, (v) whether or not Tenant or Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease, (vi) all Landlord’s Work required by this Lease is complete and (vii) such other matters as Landlord shall reasonably request. Tenant’s failure to deliver such certificate within such ten (10) day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any lender or proposed lender, and any purchaser of the Project that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rental has been paid more than thirty (30) days in advance, and neither Tenant nor Landlord is in default under this Lease.

43.  Merchants’ Association /Marketing Fund.  If, during the Term, a non-profit merchant’s association (the “Association”) or Marketing Fund (the “Fund”) consisting of merchants in the project is formed or if an Association or Fund exists prior to the commencement of the Term, then Tenant may join, and maintain membership in good standing in the Association or Fund throughout the Term. Membership may include, without limitation. Tenant’s obligation to pay dues and assessments as determined by the Association or Fund to cover the expense of all advertising and other activities engaged in by the Association of Fund for the mutual benefit of its members including, without limitation, the compensation of an executive secretary employed by the Association or Fund for the purpose of directing public relations and promotions. Landlord, at Landlord’s discretion, may elect to become an executive (voting but non-dues paying) number of the Association or Fund. Failure by Tenant to make any payment as and when due for dues and/or assessments to the Association or Fund shall constitute a material default pursuant to this Lease.

44.  Waiver.  No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rental shall not constitute a waiver of any default other than the particular Rental payment accepted. Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than Rental due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rental due on such Receipt Date or (ii) to pay when due the full amount of such Rental to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any other of subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. Tenant hereby waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant’s waivers set forth in this Paragraph are a material part of the consideration for Landlord’s entering into this Leases and that Landlord would not have entered into this Lease in the absence of such waivers.

45.  Brokers.  Tenant represents that, except as disclosed in writing to Landlord prior to the execution of this Lease, no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease and Tenant has not deal with any real estate broker, agent, finder, or other person, relative to this Lease in any manner. Tenant hereby indemnifies Landlord against all liabilities,  damages, losses, costs, expenses, attorneys’ fees and claims arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with Tenant.

46.  Easements.  Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises and the Project provided, that any such action does not materially interfere with Tenant’s business or access thereto. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord. Tenant irrevocably appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant if Tenant refuses or fails to do so.

47.  Limitations on Landlord’s Liability.  If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Project,

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Project. Neither Landlord nor Landlord’s shareholders, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) shall be personally liable for any deficiency.

48.  Sale or Transfer of Premises.  If Landlord sells or transfers any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit and/or prepaid rent to Landlord’s successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

49.  Quitclaim Deed.  Tenant shall execute and deliver to Landlord on the Expiration Date or earlier termination of this Lease, promptly on Landlord’s request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

50.  No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

51.  Confidentiality.  Except as essential to the consummation of the transaction contemplated by this Lease (together with and all amendments and addenda hereto):

51.1.  Tenant shall keep and maintain the terms of this Lease and the transactions contemplated by this Lease or any aspect of this Lease in strict confidence; and

51.2.  Tenant may not make or allow any notices (other than a recorded Memorandum of Lease to be approved in advance and in writing by Landlord) statements, disclosures, communication, or news releases concerning this Lease, the terms of this Lease and the transactions contemplated by this Lease or any aspect of this Lease. Nothing provided herein, however, shall prevent Tenant from disclosing to its legal counsel and/or certified public accountants, insurance brokers or agents, prospective purchasers state or federal regulators of Tenant, or lenders the existence and terms of this Lease or any transaction under this Lease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires such party to disclose this Lease, the terms of this Lease, the transaction contemplated by this Lease and/or any aspect of this Lease; provided that such party uses reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement.

51.3.   If Tenant violates this confidentiality provision, in addition to all other remedies to which Landlord may be entitled under law or in equity, Landlord shall be entitled to receive immediately the entire value of any rent relief, rent abatement, free rent, reimbursement, or other concession which Landlord has previously granted to Tenant.

52.  Miscellaneous.

52.1.  Tenant covenants and agrees not to protest or in any way oppose any application for a license to serve or sell liquor filed by tenants or other users of space within the Project.

52.2.  Upon Landlord’s written request, Tenant shall promptly furnish to Landlord, from time to time, financial statements certified by Tenant to be true and correct, reflecting Tenant’s then current financial condition. Such financial statements shall include a current balance sheet and a profit and loss statement covering the most recent 12-month period available.

52.3.  Notwithstanding any other provision in this Lease to the contrary, Tenant shall refrain from selling or otherwise distributing any alcoholic beverages unless such sale is specifically permitted pursuant to Paragraph 2.12, above, and in any event, such sales shall be expressly forbidden under this Lease unless and until Tenant holds the appropriate license as issued and/or approved by the California Alcoholic Beverage Control Agency.

52.4.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If the Premises are located outside of California, then the references in this Lease to California statutes shall be deemed to include any relevant statute of the jurisdiction in which the Premises are located that is comparable to such California statutes.

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

52.5.  For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California (whether or not the Premises are located in San Diego, California and Landlord and Tenant hereby consent to the jurisdiction of the Courts of the County of San Diego.

52.6.  This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

52.7.  Whenever the context so requires, all words needs in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

52.8.  Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

52.9.  In the event any litigation, arbitration, mediation, or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual attorney’s fees and expert witness fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees and expert witness fees.

52.10.  This Lease shall become effective when it has been executed by each of Landlord and Tenant.

52.11.  Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons.

52.12.  The headings of the Paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

52.13.  Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

52.14.  Each party to this Lease and its legal counsel has had an opportunity to review and revise this Lease. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any Addendum or Exhibit to this Lease, and such rule of construction is hereby waived by Tenant.

52.15.  All notices required or permitted to be given by Tenant to Landlord shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight express courier service that provides written confirmation of delivery to Landlord at the address set forth in Paragraph 2.10 of this Lease, unless alternate notice provisions are specifically stated elsewhere herein. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Landlord or Tenant must give a notice of a change of its address to the other, if such address changes. Landlord shall be required to give all notices pursuant to Paragraph 26 of this Lease writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight express courier service that provides written confirmation of deliver to Tenant at the address set forth in Paragraph 2.11 of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in according with this Paragraph.

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

Notwithstanding the foregoing, routine correspondence between Landlord and Tenant shall be deliverable by regular U.S. mail or other such means of delivery as may become customary.

52.16.  If more than one person is Tenant, then the obligations of Tenant under this Lease shall be the joint and several obligations of each of such persons; provided, however, that any act or signature of one or more of any of such persons and any notice or refund given to or served on any of such persons shall be fully binding on each of such persons.

52.17.   All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions.

52.18.  All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

52.19.  The Exhibits and Addendum attached to this Lease are incorporated herein by this reference.

52.20.  Intentionally omitted.

52.21.  Intentionally omitted.

52.22.  This Lease, the Exhibits A, B, C, D and Addendum(s), if any, attached hereto and forming a part hereof, as if set forth herein, constitute all of the covenants, promises, assurances, representations, warranties, statements, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Project and there are no covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them, other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them. Notwithstanding the foregoing, the Landlord may, from time to time, establish and amend such rules, regulations, and signage criteria, in a written form, for the benefit of the Project and Building provided, however, that such rules are consistent with all laws, rules and regulations to which Tenant is subject as a financial institution. Violations of such rules, regulations, and signage criteria by Tenant or Tenant’s invitees shall constitute a material default of this Lease.

52.23.  This Lease, upon full execution, supersedes and revokes any and all pervious leases governing the Premises, lease negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Landlord or Tenant. The Tenant acknowledges it has not been induced to enter into this Lease by any representations not set forth in the Leases, nor has it relied on any such representations. No such representations should be used in the interpretation or construction of this Lease and the Landlord shall have no liability for any consequences arising as a result of any such representations.

52.24.  Any claim, demand or right of defense of any kind by Tenant that is based upon or arises in any connection with the Lease or negotiations prior to its execution shall be barred unless Tenant commences an action thereon or initiates a legal proceeding or defense by reason thereof within one hundred eighty (180) days after the date of the occurrence of the event, act or omission to which the claim, demand or right of defense relates.

52.25.  Except for such regulatory approvals as are hereinafter required, including becoming a chartered bank, Tenant represents and warrants that it has full power and authority to execute and fully perform its obligations under this Lease pursuant to its governing instruments, without the need for any further action, and that the person(s) executing this Lease on behalf of Tenant are the duly designated agents of Tenant and are authorized to do so. Prior to execution of this Lease, Tenant shall supply Landlord with such evidence as Landlord may request regarding the authority of Tenant to enter into this Lease. Any actual or constructive taking of possession of the Premises by Tenant shall constitute a ratification of this Lease by Tenant.

52.26.  Tenant for itself and its and its officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals, agrees to comply fully with any and all laws and other requirements prohibiting discrimination against any person or group of persons on account of race, color, religion, creed, sex, marital status, sexual orientation, national origin, ancestry, age, physical handicap or medical condition, in the use, occupancy or patronage of the Premises and/or of Tenant’s business. Tenant shall indemnify and hold Landlord and its affiliates harmless from and against all damage and liability incurred by Landlord in the event of any violation of the foregoing covenant or because of any event of or practice of discrimination a against any such persons or group of persons by Tenant or its officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals in accordance with the indemnification provisions of Paragraph 37.

525-937-A, B and C
Landmark National Ban—Revised 8-16-01
Standard Shopping Lease FINAL 8-16-01	Landlord	/s/ [ILLEGIBLE]	Tenant	/s/ [ILLEGIBLE]

Signature Page

LANDLORD : Pacific Solana Beach Holdings, LP
a California limited partnership

By: American Assets, Inc., as Agent

By:	/s/ Jonathan Hughes
Jonathan Hughes
Its:	Senior Portfolio Manager, Commercial Real Estate

Date:	8/20/01

By:	/s/ John Chamberlain
John Chamberlain
Its:	Chief Executive Officer

Date:	8/21/01

TENANT: Landmark National Bank
(a proposed national bank)

By:	/s/ Ronald P. Bird
Ronald P. Bird
Its:	Agent for Landmark National Bank

Date:	8/17/2001

BY:	/s/ Ronald J. Carlson
Ronald J. Carlson
Its:	Agent For Landmark National Bank

Date:	8/17/2001

525-937 A, B and C Landmark National Ban—Revised 8-16-01 [ILLEGIBLE] [ILLEGIBLE]	Landlord	[ILLEGIBLE]	Tenant	[ILLEGIBLE]

EXHIBIT “B”

TO STANDARD RETAIL LEASE

DEMISED PREMISES PLAN

Demised Premises Plan is to be the set of construction drawings as completed by the Landlord or the Landlord’s approved representative and approved by the appropriate government agency. Actual area of Demised Premises Plan to be field verified upon occupancy of premises by Tenant. Rental rate (basic rent) to be adjusted (increased or decreased) to reflect the actual square footage.

TO BE PROVIDED AT A LATER DATE

[ILLEGIBLE]	Landlord	[ILLEGIBLE]	Tenant	[ILLEGIBLE]

EXHIBIT “C”

TENANT IMPROVEMENTS TO THE PREMISES

Lomas Santa Fe Plaza

General Recital:   Landlord shall provide a standard tenant finish for the Premises, and Landlord shall provide a tenant improvement allowance for Tenant to construct further improvements to the Premises, subject to the terms and conditions as more completely described herein.

Section 1. Landlord’s Work. Following execution of this Lease by Landlord and Tenant, Landlord shall cause the Premises to be built-out and delivered to Tenant in accordance with mutually approved plans. The build-out of the Premises shall be completed by Landlord in a good and workmanlike manner, and in accordance with working drawings, plans, and specifications for the Premises attached hereto, or if no such working drawings, plans, and specifications are attached, then as mutually approved by Landlord and Tenant within ten days after the date that Landlord submits such working drawings, plans, and specifications to Tenant for Tenant’s approval (“Landlord’s Work”). If such working drawings, plans, and specifications are not approved within such ten-day period, this Lease shall, at Landlord’s election, terminate and be of no further force and effect. Landlord’s Work shall comply with all applicable federal, state and local laws, ordinances, codes and regulations.

Section 2. Landlord’s Contribution. Landlord shall be responsible for bearing all costs and expenses of completing the Landlord’s Work. All costs and expenses in excess of such Tenant Improvement Allowance shall be payable by Tenant upon demand by Landlord. If Landlord at any time determines that the cost of the Landlord’s Work is likely to exceed the amount of the Allowance, Landlord may require Tenant to advance such estimated excess to Landlord prior to (and as a condition to) commencing or completing the Landlord’s Work and any failure by Tenant to immediately provide such funds to Landlord shall constitute a default under this Lease.

Section 3. Condition of Premises Following Completion of Landlord’s Work:  The Premises shall be delivered in “As Is” condition subject to the following improvements:

SEE ATTACHMENT MARKED AS EXHIBIT “D”

Section 4. Estimated Completion Date. Landlord shall make reasonable efforts to cause the Landlord’s Work to be substantially completed within 90 days following mutual execution of this Lease, subject to delays from causes beyond the reasonable control of Landlord such as, but not limited to, acts of God, strikes, work stoppages, unavailability of or delay in receiving permits, labor or materials, defaults by contractors or subcontractors, weather conditions, fire or other casualty, or action of governmental authorities. For purposes of this Exhibit, the term “substantial completion” or “substantially completed” shall have the meaning set forth in Paragraph 4 of the Lease.

Section 5. Effect of Delay on Lease Term. In the event the Landlord’s Work is not substantially completed by the estimated date above, and/or the Lease Commencement Date does not occur by the date specified in Paragraph 2.4.1 of the Lease, this Lease shall not, except as provided in Section 6, below, be affected or modified and shall remain in full force and effect and Landlord shall not be liable for any damage suffered or incurred on account of any delay in completion.

Section 6. Initial Commencement of Lease Term. The Lease Term shall commence upon September 1,2001. The commencement date for payment of rent under the Lease (“Rent Commencement Date”) shall follow the initial commencement of the term of the Lease in accordance with Lease Addendum No. 1. Landlord shall provide Tenant with an “Acceptance of Premises” letter upon Tenant’s acceptance of possession, and a “Confirmation of Lease Terms” written memorandum following the Rent Commencement Date reflecting the exact date of commencement of the Lease Term (the “Lease Commencement Date”) as set forth herein; however, any failure to do so shall not affect the Lease Commencement Date. If the Lease Commencement Date provided for by this Section is different than the estimated Lease Commencement Date set forth in Paragraph 2.4.1 of the Lease, then (a) the Lease Commencement Date provided for by this Section shall control and (b) Paragraphs 2.4.1 and 2.4.2  of the Lease shall be deemed amended accordingly, except that if Landlord fails to provide Tenant with a Confirmation of Lease Terms written memorandum of such dates, as provided above, then the Lease Commencement Date and Expiration Date act forth in Paragraphs 2.4.1 and 2.4.2 referenced above, shall conclusively be deemed to be the actual Lease Commencement Date and Expiration Date under this Lease. Tenant shall execute the Acceptance of Premises letter on the date of Landlord’s turnover of possession to Tenant, subject to any punchlist items identified therein. Tenant shall execute and return to Landlord the

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Confirmation of Lease Terms memorandum within ten days of submittal by Landlord. Failure by Tenant to execute the Acceptance of Premises letter or the Confirmation of Lease Terms memorandum shall not amend the terms thereof, but shall be deemed as Tenant’s final and conclusive acceptance of the terms thereof.

Section 7. Tenant’s Plan Approval. Concurrently with, or within forty-five calendar days following the execution of this Lease, Tenant shall cause detailed plans and specifications (the “Plans”) to be prepared and delivered to Landlord; which Plans shall reflect the work to be performed within the Premises by Tenant following completion of the Landlord’s Work in order to suitably prepare the Premises for Tenant’s use (the “Tenant’s Work”). Landlord shall, within ten calendar days following its receipt of the Plans, either approve such Plans or provide Tenant with the reasons that Landlord is withholding such consent. If Landlord does not approve the Plans, Tenant shall immediately cause the Plans to be revised, consistent with Landlord’s comments, and then resubmit the Plans to Landlord for review within ten calendar days of Landlord’s notice to Tenant of said non-approval of Tenant’s Plans. No work shall be undertaken by Tenant until the Plans have been finally approved by Landlord. Performance of the Tenant’s Work shall strictly conform to the approved Plans and any deviation will require Landlord’s prior approval. Any delays caused by Tenant with respect to submittal, revision, or approval of plans pursuant to this paragraph shall accelerate the Rent Commencement Date accordingly. In the event that Tenant’s Plans have not been mutually approved within 40 days following the Lease Commencement Date, Landlord may, at Landlord’s option, terminate this Lease, regain possession of the Premises, and Tenant shall reimburse Landlord for Landlord’s costs in preparing the Premises for Tenant’s occupancy.

Section 8. Tenant’s Work Completion Period. Following the Lease Commencement Date of this Lease and Tenant’s acceptance of the Premises and Tenant’s obtaining necessary OCC approvals in accordance with Addendum No. 1, Paragraph 5, Tenant shall cause Tenant’s Work to be completed in accordance with sound construction practices and in a manner consistent with this Exhibit “C” (“Tenant’s Work Completion Period”).

Section 9. Construction of Tenant Improvements by Tenant’s Contractor. After the Plans for the Tenant’s Work have been approved by Landlord, Tenant, and the local governing agencies, Tenant shall submit to Landlord the name, address, license number, evidence of insurance, and any other information required by Landlord of Tenant’s proposed contractor(s) (“Contractor”) for Landlord’s review and approval. If Landlord deems, in Landlord’s reasonable discretion, that Tenant’s proposed Contractor is unacceptable, Tenant shall resubmit information on a replacement contractor until a mutually approved Contractor is selected. Upon said selection, Tenant shall enter into a construction contract with the Contractor which shall include a provision for compliance with Landlord’s rules and regulations as defined herein, and Tenant shall provide Landlord with a copy of said contract. In no event shall Tenant be permitted access to the Premises to perform Tenant’s Work prior to providing all information requested by Landlord relating to Tenant’s Work. Failure by Tenant to provide any information requested by Landlord, including but not limited to evidence of Tenant’s and Tenant’s Contractor’s compliance with all of the insurance requirements hereof, shall not delay the Lease Commencement Date or the Rent Commencement Date, but will constitute grounds for Landlord’s denying access to the Premises by Tenant. Violations of Landlord’s rules, regulations, and requirements as set forth herein or as otherwise established by Landlord shall constitute a default of this Lease if not corrected by Tenant and/or Tenant’s Contractor within two (2) days notice, either written or oral, by Landlord to Tenant. Landlord shall have the right to post a notice of non-responsibility at a prominent location within Tenant’s Premises.

 It shall be the responsibility of Tenant to enforce the following requirements of Tenant’s Contractor, and all subcontractors of Tenant’s Contractor, at every level:

9.1  Tenant’s Contractor shall perform Tenant’s Work in a manner and at times which do not impede or delay Landlord’s contractor in the Project. Any delays in the completion work by the Landlord or Landlord’s contractor on the Project, or the commencement of the annual rental and any damage to any work caused by Tenant’s Contractor shall be at the sole cost and expense of Tenant.

9.2  Tenant’s Contractor shall be responsible for the repair, replacement, or clean-up of any damage by him to other contractors’ work which specifically includes access ways to the Premises which may be concurrently used by others. Firelanes, sidewalks, hallways, and access to other tenant’s suites may not be blocked or obstructed at any time.

9.3  Tenant’s Contractor shall accept the Premises prior to starting any trenching operations. Any rework of sub-base or compaction required after Tenant’s Contractor’s initial acceptance of the Premises shall be done by Tenant’s Contractor, which shall include the removal from the Premises of any excess soil or debris. All work shall be done in accordance with sound construction practices and, as required, in compliance with specifications of a soils engineer or consultant as approved by Landlord.

9.4  Tenant’s Contractor shall contain his storage of materials and his operations within the Premises

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and such other space as he may be assigned by Landlord. Should he be assigned space outside of the Premises, he shall move to such other space as Landlord shall direct from time to time to avoid interference or delays with other work. Tenant’s Contractor shall park construction vehicles in areas designated by Landlord.

9.5  All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Premises. Tenant’s Contractor shall not use common area trash enclosures or waste bins for disposal of trash or surplus construction material.

9.6  Tenant’s Contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for his work within the Premises.

9.7  Noise shall be kept to a minimum at all times, and shall not be permitted to interfere with the conduct of other tenant’s business, or the general operation of the Project. Tenant’s Contractor shall notify Landlord or Landlord’s project manager of any planned work to be done on weekends or other than normal job hours.

9.8  Tenant and Tenant’s Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant’s Work is concerned and for all applicable safety regulations established by the Landlord, OSHA, or other regulatory agencies, and Tenant further agrees to save and hold Landlord harmless for Tenant’s actions arising from Tenant’s Work. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease and evidence of insurance for Tenant’s Contractor.

9.9  Tenant’s Contractor shall not post signs on any part of the Project or on the Premises, without Landlord’s prior written approval.

9.10  Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant’s work.

9.11  Intentionally omitted.

9.12  Tenant shall provide to Landlord a copy of the fully executed construction contract, including all addendum and a line item breakdown by trade thereto, between Tenant and its Contractor for the Tenant’s Work.

9.13  All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant’s Contractor in the Premises.

9.14  Any modifications to the building exterior shall be subject to Landlord’s prior approval. No romex wiring shall be allowed, nor shall water lines be placed in slabs, unless approved by Landlord prior to installation. All equipment placed upon the roof as a result of the Tenant’s Work, and all roof penetrations, shall be approved by Landlord prior to the commencement of work.

9.15  Landlord, at Landlord’s reasonable discretion, may from time to time establish such other rules and regulations for protection of property and the general safety of occupants and invitees of the Project. Such rules and regulations shall apply to Tenant and Tenant’s Contractor as though established upon the execution of this Exhibit “C”.

Section 10. Coordination of Construction. Tenant covenants and agrees that Tenant and Tenant’s Contractor shall not destroy or in any way damage any portion of the Project. Further, Tenant covenants and agrees that Tenant and Tenant’s Contractor shall coordinate the Tenant’s Work with any construction schedule for any work being performed by or on behalf of Landlord or any other tenant, and that the performance of the Tenant’s Work shall not interfere with Landlord’s or any other tenant’s construction activities. If there be such interference or conflict, notice thereof shall be given to Tenant, and immediately after receipt of such notice the Tenant agrees to cease or cause to be terminated such interference or conflict. Further, should Tenant delay Landlord’s work due to acts of Tenant or Tenant’s Contractor, Construction Change Orders, subsequent review and approvals required or other matters that materially affect Landlord’s construction progress, Tenant shall be responsible to Landlord for any lost rents due to the delay of the commencement of the Lease Term. Tenant further covenants and agrees that Tenant and Tenant’s Contractor shall comply with all rules and regulations promulgated by Landlord, or its agent, and all directives of Landlord governing construction or installation activities, including but not limited to, permissible hours for

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construction or installation activities, storage of equipment and responsibility for cleaning of work areas. If Tenant or Tenant’s Contractor shall fail to comply with the provisions of this Section any costs incurred by Landlord as a result of such failure shall be at Tenant’s sole and exclusive expense.

Section 11. No Landlord Liability. Landlord shall not be liable for any loss, cost, damage, or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant’s Work or any other person or party on account of the construction or installation of the Tenant’s Work or any other improvements to the Premises made by Tenant. Tenant hereby acknowledges and agrees that the compliance of the Tenant’s Work, or other Alterations made to the Premises by the Tenant and any plans therefore, with all applicable government laws, codes, and regulations shall be solely Tenant’s responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes and regulations or for any defect in any of the Tenant’s Work or other Alteration to the Premises made by Tenant. Tenant further agrees to indemnify, defend, and hold harmless Landlord from any loss, cost, damage or expense incurred, claimed, asserted, or arising in connection with any of the foregoing.

Section 12. Tenant Improvement Allowance. Provided that the Tenant’s Work is constructed by Tenant’s Contractor in accordance with this Exhibit “C”, Landlord shall reimburse Tenant for Tenant’s actual construction costs up to a maximum of $10.00 per square foot Dollars for said Tenant’s Work (“Tenant improvement Allowance”). Such Tenant Improvement Allowance shall be paid directly to Tenant in two equal installments. The first installment of fifty percent (50%) shall be paid within ten business days following fifty percent (50%) completion of the Tenant’s Work based on submitted invoices, work performed, and all unconditional waiver and release upon progress payment for material and labor lien releases from Tenant’s contractor, subcontractors, and suppliers. The final fifty percent (50%), shall be paid within ten business days following proper recordation of a Notice of Completion for the Tenant’s Work, upon commencement of Tenant’s business within the Premises, and upon receipt of all unconditional waiver and release upon final payment for material and labor lien releases from Tenant’s contractor, subcontractors, and suppliers, and subject to satisfaction of the following conditions:

12.1  Tenant must have completed the Tenant’s Work in accordance with the Landlord approved final Plans and specifications.

12.2  A Notice of Completion has been properly recorded for Tenant’s Work and 35 days have elapsed since the date of such recording.

12.3  Tenant has submitted a complete set of “as built” plans and specifications to Landlord.

12.4  Tenant has provided to Landlord copies of all insurance certificates required under this Lease.

12.5  A final, unconditional certificate of occupancy for the Premises has been issued by the appropriate governmental agency, and a copy thereof provided to Landlord.

12.6  Tenant has provided Landlord with all unconditional waiver and release upon final payment for material and labor lien releases from Tenant’s contractor, subcontractors, and suppliers. Said lien releases must total at least the amount of Landlord’s construction advance to Tenant.

12.7  Tenant has provided Landlord all construction warranties and guarantees in connection with construction of Tenant’s Work.

12.8  Landlord has inspected and approved the Tenant’s Work and is satisfied that the Tenant’s Work has been performed in a good and workmanlike manner in accordance with the approved Plans; provided, however, no such inspection shall impose any liability upon Landlord, nor absolve Tenant or Tenant’s Contractor from liability for any defect or failure to comply with the requirements hereof.

Section 13. Use of Landlord’s Tenant Improvement Allowance.

13.1  The Tenant Improvement Allowance that Landlord agrees to contribute toward the cost of Tenant’s Work shall in no event be applied toward Tenant’s furniture, fixtures, furnishings, personal property, signs or any monetary obligations of Tenant under this Lease. Such funds will be used only to pay the cost of tenant improvements that shall become the property of Landlord and remain upon and be surrendered with the Premises, as a

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part thereof, at the end of the Term of this Lease.

13.2  All fees, permits, utility charges, or assessments associated with the construction of Landlord’s Work or Tenant’s Work are Tenant’s responsibility to pay, but may be paid by the Landlord on Tenant’s behalf from the Tenant Improvement Allowance if not paid directly by Tenant.

Section 14. Future Improvements by Tenant to the Premises. In the event that Tenant shall desire to perform future improvements to the Premises during the term of this Lease or any extension thereof, Tenant shall construct such improvements in accordance with the terms and conditions of this Exhibit “C”, except that no Tenant Improvement Allowance shall be granted by Landlord to Tenant for said future improvements. All costs arising from said future improvements shall be the sole and exclusive responsibility of Tenant to pay, in a prompt and timely fashion as said costs become due.

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EXHIBIT “D”

TO STANDARD RETAIL LEASE

CONDITION OF PREMISES

GENERAL DESCRIPTION OF THE “AS-IS” CONDITION OF THE PREMISES AS ACCEPTED BY TENANT:

a.               Electrical service panel – 600 amp. Service, 120/208 volts,

b.              Restroom – NOT INCLUDED;

c.               Ceiling – NOT INCLUDED;

d.              Floor – uncolored concrete slab;

e.               Walls – unpainted masonry OR firetaped drywall ready for finish, as specified by Landlord;

f.                 Electrical outlets – duplex convenience outlets along perimeter walls per code and Landlord plans;

g.              Lighting – NOT INCLUDED;

h.              Sign outlet – per Landlord plans;

i.                  Telephone outlet – one (1) outlet box at location designated by Landlord, with empty conduit stubbed to above ceiling;

j.                  Air conditioning and heating – refrigerated air conditioning and heating units per Landlord’s design, adequate for a typical retail business. Ducting and distribution of HVAC or any extraordinary requirements necessitated by Tenant’s use or proposed use of the premises will be at the sole expense of Tenant;

k.               Store front – per Landlord’s plans.

TENANT SHALL BE RESPONSIBLE FOR THE COST OF ALL IMPROVEMENTS NOT LISTED ABOVE.

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ADDENDUM NO.1

TO STANDARD LEASE

Lomas Santa Fe Plaza

1.                                       RENT COMMENCEMENT DATE

The payment of Basic Monthly Rent shall commence upon September 1, 2001.

2.                                       BASIC MONTHLY RENT

Basic Monthly Rent for each Lease Year, (as defined below), during the Lease Term shall be as follows:

ANNUAL	MONTHLY

Lease Years 1 & 2	$176,267.40	Basic Monthly Rent	$14,688.95	9/1/2001–8/31/2003

Lease Year 3 & 4	$185,080.77	Basic Monthly Rent	$15,423.40	9/1/2003–8/31/2005

Lease Year 5 & 6	$194,334.81	Basic Monthly Rent	$16,194.57	9/1/2005–8/31/2007

Lease Year 7 & 8	$204,051.55	Basic Monthly Rent	$17,004.30	9/1/2007–8/31/2009

Lease Year 9 & 10	$214,254.13	Basic Monthly Rent	$17,854.51	9/1/2009–8/31/2011

The term “Lease Year” shall mean (i) as to the first Lease Year, that period commencing on the Lease Commencement Date and ending 12 months following the Rent Commencement Date (provided; however, if the Rent Commencement Date falls on a day other than the first day of a calendar month, then the first Lease Year will be extended through the final day of the calendar month in which the first annual anniversary of the Rent Commencement Date occurs), (ii) as to every subsequent Lease Year other than the final Lease Year of the Term, the 12 month period following the prior Lease Year, and (iii) as to the final Lease Year of the Term, the period commencing on that day immediately following the final day of the penultimate Lease Year of the Term and ending on the Expiration Date.”

(As an example of the foregoing, a Commencement Date of April 20, 1951 followed by a Rent Commencement Date of June 15, 1951 would yield a first Lease Year of April 20, 1951 through June 30, 1952. The following Lease Year would be July 1, 1952 through June 30, 1953. A “three year” Term would end on June 30,1954.)

3.                                       OPTION TO EXTEND

Tenant shall have the option to extend the Term of this Lease (the “Option”) for Two (2) periods of Five (5) Years (each such period an “extension term”) provided Tenant gives Landlord and Landlord is in receipt thereof a written notice delivered by U.S. Postal Service, mail return receipt requested, of Tenant’s election to exercise the Option a minimum of 180 days and a maximum of 270 days prior to the Expiration Date of the Term of this Lease (or the then applicable extension term, to the extent the Term has been previously extended by the terms of this Article). The terms and conditions governing each such extension term will be the same as those for the Initial Lease Term, except and to the extent modified by the terms of Paragraphs E and F, below. Time is of the essence with respect to each and every term of this article.

A.           The Option herein granted to Tenant may not be assigned without any permitted assignment of this Lease or sublease of the Premises (or any portion thereof).

B.             Tenant shall not have the right to exercise the Option, notwithstanding anything set forth above to the contrary:

1.               During any period of time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease,  and continuing until the default alleged in said notice is cured;

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2.               During the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid;

3.               At any time after the occurrence of any default described in Paragraph 26 of the Lease that remains occurred as of the date of exercise of the Option; or

4.               In the event that Landlord has given to Tenant two or more notices of default or two or more late charges have become payable under the Lease during the twelve-month period prior to the time that Tenant intends to exercise the Option.

C.             The period of time within which the Option may be exercised shall not be extended or on enlarged by reason of Tenant’s inability to exercise the Option because of the foregoing provisions of Paragraph B, even if the effect thereof is to eliminate Tenant’s right to exercise the Option.

D.            All rights with respect to the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option, if, after such exercise, but prior to the commencement of the applicable extension term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten days after such obligation become due (without any necessity of Landlord to give notice thereof to Tenant); (2) Tenant fails to cure a non-monetary default within 30 days after the date the Landlord gives notice to Tenant of such default; or (3) Landlord gives to Tenant two or more notices of default or a late charge becomes payable for any such default, whether or not such defaults are cured.

E.              The Basic Monthly Rent shall be increased on the first day of each extension term (the “Rental Adjustment Date”) to the “fair rental value” of the Premises (including all improvements), determined in the following manner.

1.               Not later than 120 days prior to the applicable Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of such applicable Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Premises at least 90 days prior to the applicable Rental Adjustment Date, the fair rental value shall be determined by appraisal as described below.

2.               If Landlord and Tenant are not able to agree upon the fair rental value of the Premises within the time period prescribed in Paragraph 1, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than 75 days prior to the applicable Rental Adjustment Date, if Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint an appraiser not later than 65 days prior to the applicable Rental Adjustment Date. Within five days thereafter, the two appointed appraisers shall appoint a third appraiser. If Landlord and Tenant agree upon an appraiser, or if either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. Each such appraiser must have at least five years experience in the appraisal of commercial/industrial real property in the area in which the Project is located and shall be members of a professional organization such as MAI or equivalent.

3.               For the purposes of such appraisal, the term “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the applicable Rental Adjustment Date, as monthly rent to a ready and willing Landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Basic Monthly Rent for the first year of the extension term be less than the Basic Monthly Rent Payable by Tenant during the last year of the proceding Lease term.

Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the fair rental value no later than 30 days prior to the applicable Rental Adjustment Date. If, notwithstanding such instruction, the fair rental value is not determined before the first day of an extension term, then Tenant shall continue to pay to Landlord the Basic Monthly Rent applicable to the Premises immediately prior to such extension term, until the fair rental value of the Premises is determined. When the fair rental value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to

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Landlord, within ten days after receipt of such notice, the difference between the Basic Monthly Rent actually paid by Tenant to Landlord and the new Basic Monthly Rent determined hereunder.

F.              On each bi-annual anniversary date of the commencement of an extension term the Basic Monthly Rent will increase by a fixed amount of five percent, unless other terms if adjustment are otherwise agreed to in writing by a mutually executed document between Landlord and Tenant.

4.                                       SIGNAGE

Tenant shall have the right to the maximum signage (including parapet but not tower signage) allowed by the City of Solana Beach and Landlord’s sigh criteria. All costs associated with the installation and fabrication of said signage shall be paid solely by the Tenant. Landlord shall provide a copy of its sign criteria to Tenant during Lease documentation.

5.                                       CONTINGENCIES

A.           Tenant shall have a six month contingency period (“Contingency Period”), commencing upon the Lease Commencement Date and ending February 28, 2002, within which to secure Tenant’s approvals to operate a financial institution from the Office of Controller of the Currency (“OCC Approvals”). If Tenant, after employing all reasonable efforts to do so, shall fail to obtain OCC Approvals within the Contingency Period then Tenant shall have the right to terminate this Lease effective immediately upon Tenant’s delivery of written notice of its termination of this Lease (“Termination Notice”) to the Landlord. Failure by Tenant to exercise its right to terminate the Lease on or before the expiration of the Contingency Period shall be deemed Tenant’s waiver of its termination right hereunder. Concurrently with the Termination Notice, Tenant shall pay to Landlord the net balance of unpaid Basic Monthly Rent and monthly estimated Lease Expenses then due under the Lease through February 28, 2002, plus a termination fee in the amount of Ten Thousand Dollars. Tenant, by written notice to Landlord at any time during the Contingency Period, may elect to relinquish its right to terminate the Lease pursuant to the Contingency Period above.

B.             Notwithstanding the foregoing, it is acknowledged and agreed that Landlord shall not pay any real estate commissions, tenant improvement allowances, nor shall Landlord or Tenant make any additional improvements to the Premises until such time as Tenant has relinquished its termination right as stated in Paragraph 5 (A) above.

6.                                       FIRST RIGHT TO LEASE

Landlord hereby grants to Tenant the First Right to Lease additional space on the following terms and conditions.

6.1  At any time that a demised space becomes available in the Building for lease during the term of this Lease, Landlord shall give written notice thereof to Tenant. Landlord’s notice shall include a brief description of the available space.

6.2  Within fourteen (14) days after delivery to Tenant of the written notice referenced in Paragraph 6.1 above, Tenant shall deliver written notice to Landlord of Tenant’s intention to accept or reject the First Right of Lease. Tenant’s failure to exercise its right within said fourteen (14) day period shall be deemed to be a rejection of the First Right to Lease.

6.3  In the event that Tenant elects to lease the available space as herein set fourth, this Lease shall be amended to incorporate the additional space. All of the terms and conditions of this Lease shall then apply to also cover the additional space except the following:

(a)                                  There shall be no tenant allowance for leasehold improvements;

(b)                                 The Base Rent shall be the then current rent for similar space in the community. If the parties cannot agree on the rent within fourteen days after Tenant accepts the First Right to Lease, the issue shall be submitted to the American Arbitration Association, San Diego, California, for arbitration, one arbitrator presiding. The decision of the arbitrator shall be final and enforceable in any court of competent jurisdiction; and

(c)                                  The available space shall not be used for administrative offices.

Landmark National Bank Revised 8-16-01 525-937-A,B and C ADDENDUM NO. 1 Addendum No 1 final. 8-16-01 Addendum #1 rev 3.9.00	Landlord	[ILLEGIBLE].	Tenant	[ILLEGIBLE]

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6.4  Notwithstanding the above, Tenant’s First Right to Lease shall be invalid and void if at the time (i) the available space becomes available for lease or (ii) the lease to the available space is to commence, Tenant is in default under this Lease.

7.                                       PROJECT EXPANSION/MODIFICATION

A.           Further Construction.  Tenant acknowledges that Landlord may, from time to time, at its sole election, construct, reconstruct modify, expand, or otherwise alert the Project (collectively, “Construction Work”), or portions thereof (in no event however will Landlord have any obligation to do so). Tenant acknowledges that any such Construction Work will necessarily involve, among other things, the generation of noise, dust, and vibrations, barricading portions of the Project and the placement of scaffolding within the Project, demolition, structural alterations, storage of materials and equipment withtin the Project, and the presence of workmen within the Project, all of which may require the rearrangement of parking areas, common areas, roadways, lighting facilities, and the re-direction of vehicular and pedestrian traffic. Except as provided below, Tenant waives any and all claims, defenses, rights of offset, or deductions based upon any inconvenience suffered by Tenant or any interruption of or interference with Tenant’s business including, without limitation, any loss of business, decreased sales, or inconvenience to Tenant or Tenant’s Invitees as a result of or relating to such Construction Work. Subject to laws, rules and regulations applicable to financial institutions and accompanied by an officer of Tenant, Landlord and its agents, employees, licensees and contractors, shall have the right to enter the Premises to the extent reasonably necessary to pursue such Construction Work upon 24 hours’ prior notice to Tenant. The exercise of any of Landlord’s rights pursuant to this paragraph will not entitle Tenant to any abatement of Rent or other claim, right of offset, or defense against Landlord, except that Tenant shall have the right to bring an action against Landlord (as Tenant’s sole remedy) in the event Tenant suffers any damages as a result of Landlord gross negligence or intentional misconduct in pursuing such Construction Work. Tenant further acknowledges that expansion of the Project may affect the amount of the Lease Expenses and the portion thereof payable by Tenant. Landlord shall use it reasonable efforts to effect such further construction without interfering with Tenant’s business operations.

B.             Reserved Rights.  Landlord hereby reserves such license and casements in, on, above or below the Premises as may be reasonably required (i) for the installation, inspection, surveying, maintenance, or construction of mains, conduits, shafts, columns, footings, piers, pipes or other facilities to serve any building within the Project, or (ii) for any Construction Work; provided, however, Landlord will use its best efforts to minimize any unreasonable interference with Tenant’s use, occupancy, or enjoyment of the Premises as contemplated by this Lease.

C.             Right of Abatement.  Notwithstanding anything to the contrary contained in Paragraph A, above, in the event any Construction Work undertaken by the Landlord prevents Tenant from conducting its business within the Premises, Tenant’s Base Monthly Rent will be abated during the period during which Tenant is unable to conduct it business at the Premises as a result thereof. The foregoing right of abatement will constitute Tenant’s sole and absolute right against Landlord or otherwise in connection with any such Construction Work and Tenant releases and waives any other claims, defenses, or rights in connection therewith.

D.            Remodel.  Landlord may in the future remodel, renovate or refurbish (“remodel”) all or any portion of the storefronts or other portions of the Project, which remodel may include the Premises. The remodeling will be done in accordance with design specifications prepared by the project architect and reviewed and approved by Landlord. Tenant agrees that Tenant will not, through any act or omission on the part of Tenant, in any way impede, delay or prevent the completion of such remodeling in a timely manner. If a new storefront is required as part of the remodeling, Tenant shall pay the cost of said storefront but not to exceed $10.00 per linear foot, except that any remodel that involves the renovation or remodel of the ATM shall be at Tenant’s sole cost, subject to Tenant’s reasonable review and approval. As part of the design specifications, a new exterior tenant sign criteria may be developed, in which case Tenant shall comply with paragraph 13 with respect to the removal and replacement of its signs at Tenant’s sole cost.

8.                                       CONDITIONS OF THE PREMISES

By taking possession hereunder, Tenant is accepting the Premises in “As-Is” condition. Tenant acknowledges and agrees that Landlord has no obligation to improve the Premises other than as set forth specifically in this Lease, if at all. In particular, Tenant acknowledges that any additional improvements or alterations needed to accommodate Tenant’s intended use shall be made solely at Tenant’s sole cost and expense, and strictly in accordance with the requirements of this Lease (including the requirement to obtain Landlord’s consent thereto), unless such improvements and alterations are specifically required of Landlord and expressly set forth in this Lease and in Exhibit “C”.

Landmark National Bank Revised 8-16-01 525-937-A,B and C ADDENDUM NO. 1 Addendum No 1 final. 8-16-01 Addendum #1 rev 3.9.00	Landlord	[ILLEGIBLE]	Tenant	[ILLEGIBLE]

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Should tenant improvements be made to the Premises in the future, the Premises shall be constructed in accordance with the procedures outlined in Exhibit “C” of this Lease. Landlord shall have no responsibility to do any work required under any building codes or other governmental requirements not in effect or applicable at the time the Premises were constructed, including without limitation any requirements related to sprinkle retrofitting, seismic structural requirements, accommodation of disabled persons, or hazardous materials.

9.                                      FIELD VERIFICATION OF THE PREMISES

Landlord or Tenant may elect to measure the leasable portion of the Premises at any time following the Lease Commencement Date, for the purpose of verifying the actual floor area thereof. Landlord shall use a licensed architect for the purpose of such measurement, and shall use the prevailing standards for measurement of similar types of buildings in the vicinity. In the event that the architect’s measurements differ from the area stated in Section 2.3 of this Lease, Landlord shall adjust the monthly rental for the Premises accordingly.

Landmark National Bank Revised 8-16-01 525-937-A,B and C ADDENDUM NO. 1 Addendum No 1 final. 8-16-01 Addendum #1 rev 3.9.00	Landlord	[ILLEGIBLE].	Tenant	[ILLEGIBLE]

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FIRST LEASE AMENDMENT

This First Lease Amendment is entered into by the parties signing below, effective as of February 1, 2002, with regard to the Standard Retail Lease dated August 16, 2001 between them (including exhibits and addendum)(the “Lease”). All capitalized terms used in this First Lease Amendment have the meanings set forth in the Lease.

This First Lease Amendment is made under the authority of Section 52.22 of the Lease, which provides that for a change in the Lease to be binding it must be reduced in writing and signed by Landlord and Tenant.

Landlord and Tenant hereby make the following changes to Paragraph 5(A) of Addendum No. 1 to Standard Lease, which is included in the Lease:

The references to “February 28, 2002” are hereby changed to “June 28, 2002,” and the reference to a “six month contingency period” is hereby changed to a “ten month contingency period.”

Subject to this First Lease Amendment, Landlord and Tenant confirm the provisions of the Lease and confirm that it remains in full force and effect.

LANDLORD: Pacific Solana Beach Holdings, LP
a California limited partnership

By: American Assets, Inc., as Agent

By:	/s/ [ILLEGIBLE]

Its:	V.P.

Date:	2/13/02

By:	/s/ [ILLEGIBLE]

Its: [ILLEGIBLE]

Date:	2/13/02

(execution blocks continue on next page)

TENANT: Landmark National Bank
(a proposed national bank)

By:	/s/ Ronald P.Bird (mcw)
Ronald P. Bird

Its:	Agent for Landmark National Bank

Date:	2/1/02

By:	/s/ Ronald J. Carlson (mcw)
Ronald J. Carlson

Its:	Agent for Landmark National Bank

Date:	2/1/02

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SECOND AMENDMENT TO STANDARD RETAIL LEASE

This SECOND AMENDMENT TO STANDARD RETAIL LEASE (“Second Amendment”) is made and executed as of this 23rd day of May, 2002, by and between PACIFIC SOLANA BEACH HOLDINGS, L.P., a California limited liability company, hereinafter called “Landlord”, and LANDMARK NATIONAL BANK, a proposed national bank, hereinafter called “Tenant”, and is based on the following facts:

A.                                   On or about August 16, 2001, Landlord and Tenant entered into a Standard Retail Lease (“the Lease”) dated as of said date whereby Landlord, as lessor, agreed to lease to Tenant, as lessee, certain property (“Premises”) known as 937 Lomas Santa Fe Drive, Suites A, B and C, Solana Beach, California 92075, and more particularly described in the Lease.

B.                                     The Lease was amended by a First Lease Amendment thereto dated and effective February 1, 2002, which provided an extension of the contingency time period (“Contingency Period”) referenced in Paragraph 5.A. of Addendum No.1 To Standard Lease (“the Addendum”) until June 28, 2002.

C.                                     Tenant has requested early possession of the Premises.

D.                                    Landlord is willing to allow Tenant early possession of the Premises on the terms and conditions set forth in the Lease as hereinafter amended.

IT IS HEREBY AGREED by the parties hereto as follows:

1.                                       Paragraph 5.A. of the Addendum is hereby amended by the addition of the following:

“Tenant is hereby granted the early possession of the Premises during the Contingency Period, effective immediately, to enter upon the Premises to construct and install its Tenant Improvements pursuant to the provisions of Exhibit “C” subject to the following:

“Tenant shall pay to Landlord the additional sum of twenty thousand dollars ($20,000.00) for Tenant’s right to early possession of the Premises and the right to construct tenant improvements during the Contingency Period. If Tenant elects to terminate the Lease during the Contingency Period, Landlord shall retain the $20,000.00 paid to Landlord as “liquidated damages.”  The granting of the early possession and the right to construct tenant improvements during the Contingency Period will cause Landlord to incur costs not contemplated by the agreement of the parties herein, the exact amount of which would be impracticable or extremely difficult to fix. Such fee represents a fair and reasonable estimate of the costs that Landlord will incur by reason of this early possession and right to construct tenant improvements, and therefore it is reasonable under the circumstances existing at the time this Second Amendment is made. If Tenant does not elect to terminate the Lease during the Contingency Period, or elects to waive the right of termination, then the $20,000.00 fee paid to Landlord shall be returned to Tenant. If Tenant elects to terminate the Lease during the Contingency Period, it will not be entitled to payment of any of the Tenant Improvement Allowance referenced in Section 12 of Exhibit C.”

2.                                       Ratification. Except as hereinabove expressly amended, the Lease, as previously amended, is hereby ratified and confirmed.

IN WITNESS THEREOF, the undersigned execute this document on the date first above written.

LANDLORD: Pacific Solana Beach Holdings, LP
a California limited partnership

By: American Assets, Inc., as Agent

By:	/s/ Jamie Cronemeyer
Jamie Cronemeyer

Its: Vice President, Commercial Real Estate

Date:	5/23/02

By:	/s/ Jonathan Hughes
Jonathan Hughes

Its: Senior Portfolio Manager, Commercial Real Estate

Date:	5/23/02

TENANT: Landmark National Bank
(a proposed national bank)

By:	/s/ Ronald P. Bird
Ronald P. Bird

Its: Agent for Landmark National Bank

Date:	5.23.2002

By:
Ronald J. Carlson

Its: Agent for Landmark National Bank

Date:

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Amendment”) is made, for reference purposes only, this 1st day of December, 2005, by and between Pacific Solana Beach Holdings, LP, a California limited partnership (“Landlord”), and Landmark National Bank, a proposed national bank (“Tenant”), with reference to the following facts:

RECITALS

A.                 Landlord and Tenant entered into that certain Lease dated as of August 16, 2001, as amended by that certain (i) First Amendment to Lease dated as of February 1,2002, and (ii) Second Amendment to Standard Retail Lease dated as of May 23, 2002 (collectively, the “Lease”) for that certain premises located at 937 Lomas Santa Fe Drive, Suites A, B, and C, Solana Beach, CA 92075 consisting of approximately 5,543 leasable square feet (the “Original Premises”).

B.                   The parties desire to amend the Lease as set forth in this Amendment.

C.                   All capitalized terms used in this Amendment unless specifically defined herein shall have the same meaning as the capitalized terms used in the Lease.

NOW, THEREFORE, for valuable consideration, this receipt and adequacy of which are expressly acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1.                                      Expansion. Effective as of the Delivery Date (as hereafter defined) and by virtue of this Amendment, (i) Landlord and Tenant agree the Lease shall be amended to reflect the addition of commercial retail space located at 909 Lomas Santa Fe Drive, Solana Beach, CA 92075 consisting of approximately 1,970 leasable square feet as more specifically referenced on Exhibit “A” attached hereto (“Expansion Premises”) in addition to the Original Premises (937 Lomas Santa Fe Drive, Suites A, B, and C, Solana Beach, CA 92075) and (ii) the defined term “Premises” as defined in the Lease shall be amended to include the Expansion Premises. The estimated delivery date of the Expansion Premises by Landlord to Tenant shall be on or about February 1, 2006 (the actual delivery date, being the “Delivery Date”).

2.                                      Term. Landlord and Tenant hereby agree that the term of the Lease for the Expansion Premises shall commence on the earlier of (i) ninety (90) days after the Delivery Date or (ii) the date Tenant commences business operations in the Expansion Premises (“Expansion Premises Lease Commencement Date”), and expire on August 31, 2011 (“Expansion Premises Expiration Date”), subject to the terms and conditions contained herein and the Lease. For the purposes of this Amendment, the period of time between and including the Expansion Premises Lease Commencement Date and the Expansion Premises Expiration Date shall be referred to herein as, the “Expansion Premises Term.”

3.                                      Rent. Tenant shall continue to pay to Landlord basic rent in monthly installments (“Basic Monthly Rent”) for the Original Premises in advance on or before the first day of every calendar month, without any set-off or deduction, pursuant to the current rate as set forth in the Lease. In addition to the foregoing, as of the Expansion Premises Lease Commencement Date, Tenant’s Basic Monthly Rent for the Expansion Premises shall be as follows for each Lease Year (as defined below) during the Expansion Premises Term:

Basic Monthly Rent

Lease Year	Total per Month

1 (Lease Commencement Date – 8/31/06)	$6,895.00
2 (9/1/06 - 8/31/07)	$6,895.00
3 (9/1/07 - 8/31/08)	$7,239.75
4 (9/1/08 - 8/31/09)	$7,239.75
5 (9/1/09 - 8/31/10)	$7,601.74
6 (9/1/10 - 8/31/11)	$7,601.74

For the purposes of this Amendment, Lease Year shall mean (i) as to the first Lease Year, that period beginning on Expansion Premises Lease Commencement Date, (ii) as to every subsequent Lease Year other than the final Lease Year of the Expansion Premises Term, the 12 month period following the prior Lease Year, and (iii) as to the final Lease Year of the Lease Term, the period commencing on that day immediately following the final day of the penultimate Lease Year of the Expansion Premises Term and ending on the Expansion Premises Expiration Date.

4.                                      Option to Extend.   Tenant shall have the option to extend the term of the Lease (the “Option”) for two (2) periods of five (5) years each (each such period an “extension term”) provided Tenant gives Landlord and Landlord is in receipt thereof a written notice delivered by U.S. Postal Service, certified mail return receipt requested, of Tenant’s election to exercise the Option a minimum of 180 days and a maximum of 270 days prior to the Expiration Date of the Term of this Lease (or the then applicable extension term, to the extent the Term has been previously extended by the terms of this Article). The terms and conditions governing each such extension term will be the same as those for the Initial Lease Term, except and to the extent modified by the terms of Paragraphs E and F, below. Time is of the essence with respect to each and every term of this article.

A.                                   The Option is personal to the Tenant originally named in the Lease and may not be exercised by or be assigned to, voluntarily or involuntarily, any other person or entity. The Option herein granted to Tenant may not be assigned with any permitted assignment of this Lease or sublease of the Premises (or any portion thereof).

B.                                     Tenant shall not have the right to exercise the Option, notwithstanding anything set forth above to the contrary:

1.                                       During any period of time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease, and continuing until the default alleged in said notice is cured;

2.                                       During the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid;

3.                                       At any time after the occurrence of any default described in Paragraph 26 of the Lease other than those described in the preceding paragraphs (without any necessity of Landlord to give notice of such default to Tenant); or

4.                                       In the event that Landlord has given to Tenant two or more notices of default or a late charge has become payable under the Lease during the twelve-month period prior to the time that Tenant intends to exercise the Option.

C.                                     The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option because of the foregoing provisions of Paragraph B, even if the effect thereof is to eliminate Tenant’s right to exercise the Option.

D.                                    All rights with respect to the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option, if, after such exercise, but prior to the commencement of the applicable extension term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten days after such obligation become due (without any necessity of Landlord to give notice thereof to Tenant); (2) Tenant fails to cure a non-monetary default within 30 days after the date the Landlord gives notice to Tenant of such default; or (3) Landlord gives to Tenant two or more notices of default or a late charge becomes payable for any such default, whether or not such defaults are cured.

E.                                      The Basic Monthly Rent shall be increased on the first day of each extension term (the “Rental Adjustment Date”) to the “fair rental value” of the Premises, determined in the following manner:

1.                                       Not later than 120 days prior to the applicable Rental Adjustment

Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of such applicable Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Premises at least 90 days prior to the applicable Rental Adjustment Date, the fair rental value shall be determined by appraisal as described below.

2.                                       If Landlord and Tenant are not able to agree upon the fair rental value of the Premises within the time period prescribed in Paragraph 1, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than 75 days prior to the applicable Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint an appraiser not later than 65 days prior to the applicable Rental Adjustment Date. Within five days thereafter, the two appointed appraisers shall appoint a third appraiser. If Landlord and Tenant agree upon an appraiser, or if either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each patty shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. Each such appraiser must have at least five years experience in the appraisal of commercial/industrial real property in the area in which the Project is located and shall be members of a professional organization such as MAI or equivalent.

3.                                       For the purposes of such appraisal, the term “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the applicable Rental Adjustment Date, as monthly rent to a ready and willing Landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Basic Monthly Rent for the first year of the extension term be less than the Basic Monthly Rent payable by Tenant during the last year of the preceding Lease term.

Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the fair rental value no later than 30 days prior to the applicable Rental Adjustment Date. If, notwithstanding such instruction, the fair rental value is not determined before the first day of an extension term, then Tenant shall continue to pay to Landlord the Basic Monthly Rent applicable to the Premises immediately prior to such extension term, until the fair rental value of the Premises is determined. When the fair rental value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten days after receipt of such notice, the difference between the Basic Monthly Rent actually paid by Tenant to Landlord and the new Basic Monthly Rent determined hereunder.

F.                                      On each annual anniversary date of the commencement of an extension term the Basic Monthly Rent will increase by a fixed amount of five percent, unless other terms of adjustment are otherwise agreed to in writing by a mutually executed document between Landlord and Tenant.

5.                                      Tenant Improvement Allowance.   Tenant shall complete the build-out of the Expansion Premises as set forth and required in Exhibit “B” attached hereto.

6.                                      Tenant Certification.   By execution of this Amendment, Tenant hereby certifies that as of the date hereof, and to the best of Tenant’s Knowledge, that Tenant is not in default of the performance of its obligations pursuant to the Lease, and Tenant has no claim, defense, or offset with respect to the Lease.

7.                                      Confirmation.   Except, as and to the extent modified by this Amendment, all provisions of the Lease shall remain in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment , the terms in this Amendment shall control.

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IN WITNESS WHEREOF, Landlord and Tenant agree to the foregoing as evidenced by affixing their signatures below.

LANDLORD: Pacific Solana Beach Holdings, LP
a California limited partnership

By: American Assets, Inc., as Agent

By:	/s/ John W. Chamberlain
John W. Chamberlain – CEO

Date:	12.1.05

By:	/s/ Chris Sullivan
Chris Sullivan – Vice President

Date:.	12.1.05

TENANT: Landmark National Bank,
a proposed national bank

By:	/s/ F. J. Rick Mandelbaum President
Print Name:	F. J. Rick Mandelbaum
Date:	11-1-05

EXHIBIT “B”

TENANT IMPROVEMENTS TO THE EXPANSION PREMISES

General recital:   Tenant accepts the Expansion Premises in “As-Is” condition, and Landlord shall provide a tenant improvement allowance for Tenant to construct further improvements to the Expansion Premises, subject to the terms and conditions as more completely described herein.

Section 1. Tenant’s Plan Approval.  Concurrently with, or within thirty (30) calendar days following the execution of this Amendment, Tenant shall cause derailed plans and specifications (the “Plans”) to be prepared and delivered to Landlord; which Plans shall reflect the work to be performed within the Expansion Premises by Tenant following completion of the Landlord’s Work in order to suitably prepare the Expansion Premises for Tenant’s use (the “Tenant’s Work”). Landlord shall, within ten (10) calendar days following its receipt of the Plans, either approve such Plans or provide Tenant with the reasons that Landlord is withholding such consent. If Landlord does not approve the Plans, Tenant shall immediately cause the Plans to be revised, consistent with Landlord’s comments, and then resubmit the Plans to Landlord for review within ten (10) calendar days of Landlord’s notice to Tenant of said non-approval of Tenant’s Plans. No work shall be undertaken by Tenant until the Plans have been finally approved by Landlord. Performance of the Tenant’s Work shall strictly conform to the approved Plans and any deviation will require Landlord’s prior approval. Any delays caused by Tenant with respect to submittal, revision, or approval of plans pursuant to this paragraph shall accelerate the Lease Commencement Date accordingly. In the event that Tenant’s Plans have not been mutually approved within ten (10) days following the Delivery Date, Landlord may, at Landlord’s option, terminate this Amendment and Lease, regain possession of the Expansion Premises, and Tenant shall reimburse Landlord for Landlord’s costs in preparing the Expansion Premises for Tenant’s occupancy.

Section 2. Tenant’s Work Completion Period Following the Lease Commencement Date of this Amendment and Tenant’s acceptance of the Expansion Premises, Tenant shall cause Tenant’s Work to be completed in accordance with sound construction practices and in a manner consistent with this Exhibit B (“Tenant Work Completion Period”). Landlord and Tenant estimate that completion of Tenant’s Work shall not exceed Ninety (90) days from the Deliver Date.

Section 3. Construction of Tenant Improvements by Tenant’s Contractor.  After the Plans for the Tenant’s Work have been approved by Landlord, Tenant, and the local governing agencies, Tenant shall submit to Landlord the name, address, license number, evidence of insurance, and any other information required by Landlord of Tenant’s proposed contractor(s) (“Contractor”) for Landlord’s review and approval. If Landlord deems, in Landlord’s reasonable discretion, that Tenant’s proposed Contractor is unacceptable, Tenant shall resubmit information on a replacement contractor until a mutually approved Contractor is selected. Upon said selection, Tenant shall enter into a construction contract with the Contractor which shall include a provision for compliance with Landlord’s rules and regulations as defined herein, and Tenant shall provide Landlord with a copy of said contract. In no event shall Tenant be permitted access to the Expansion Premises to perform Tenant’s Work prior to providing all information requested by Landlord relating to Tenant’s Work. Failure by Tenant to provide any information requested by Landlord, including but not limited to evidence of Tenant’s and Tenant’s Contractor’s compliance with all of the insurance requirements hereof, shall not delay the Lease Commencement Date, but will constitute grounds for Landlord’s denying access to the Expansion Premises by Tenant. Violations of Landlord’s rules, regulations, and requirements as set forth herein or as otherwise established by Landlord shall constitute a default of this Amendment and Lease if not corrected by Tenant and/or Tenant’s Contractor within twentyfour (24) hours notice, either written or oral, by Landlord to Tenant. Landlord shall have the right to post a notice of non-responsibility at a prominent location within Tenant’s Expansion Premises.

It shall be responsibility of Tenant to enforce the following requirements of Tenant’s Contractor, and all subcontractors of Tenant’s Contractor, at every level:

3.1  Tenant’s Contractor shall perform Tenant’s Work in a manner and at times which do not impede or delay Landlord’s contractor in the Project. Any delays in the completion work by the Landlord or Landlord’s contractor on the Project, or the commencement of the annual rental and any damage to any work caused by Tenant’s Contractor shall be at the sole cost and expense of Tenant.

3.2  Tenant’s Contractor shall be responsible for the repair, replacement, or clean-up of any damage by him to other contractors’ work which specifically includes access ways to the Expansion Premises which may be concurrently used by others. Firelanes, sidewalks, hallways, and access to other tenant’s suites may not be blocked or obstructed at any time.

3.3  Tenant’s Contractor shall accept the Expansion Premises prior to starting any trenching operations. Any rework of sub-base or compaction required after Tenant’s Contractor’s initial acceptance of the Expansion Premises shall be done by Tenant’s Contractor, which shall include the removal from the Expansion Premises of any excess soil or debris. All work shall be done in accordance with sound construction practices and, as required, in compliance with specifications of a soils engineer or consultant as approved by Landlord.

3.4  Tenant’s Contractor shall contain his storage of materials and his operations within the Expansion Premises and such other space as he may be assigned by Landlord. Should he be assigned space outside of the Expansion Premises, he shall move to such other space as Landlord shall direct from time to time to avoid interference or delays with other work. Tenant’s Contractor shall park construction vehicles in areas designated by Landlord.

3.5  All trash and surplus construction materials shall be stored within the Expansion Premises and shall be promptly removed from the Expansion Premises. Tenant’s Contractor shall not use common area trash enclosures or waste bins for disposal of trash or surplus construction material.

3.6  Tenant’s Contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for his work within the Expansion Premises.

3.7  Noise shall be kept to a minimum at all times, and shall not be permitted to interfere with the conduct of other tenant’s business, or the general operation of the Project. Tenant’s Contractor shall notify Landlord or Landlord’s project manager of any planned work to be done on weekends or other than normal job hours.

3.8  Tenant and Tenant’s Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant’s Work is concerned and for all applicable safety regulations established by the Landlord, OSHA, or other regulatory agencies, and Tenant further agrees to save and hold Landlord harmless for Tenant’s actions arising from Tenant’s Work. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Amendment and Lease and evidence of insurance for Tenant’s Contractor.

3.9  Tenant’s Contractor shall not post signs on any part of the Project or on the Expansion Premises, without Landlord’s prior written approval.

3.10  Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant’s work.

3.11  Landlord may require that, prior to the commencement of construction, Tenant shall obtain or cause its contractor to obtain payment and performance bonds covering the faithful performance of the contract for the construction of the Tenant’s Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant.

3.12  Tenant shall provide to Landlord a copy of the fully executed construction contract, including all addendum and a line item breakdown by trade thereto, between Tenant and its Contractor for the Tenant’s Work.

3.13  All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant’s Contractor in the Expansion Premises.

3.14  Any modifications to the building exterior shall be subject to Landlord’s prior approval. No romex wiring shall be allowed, nor shall water lines be placed in slabs, unless approved by Landlord prior to installation. All equipment placed upon the roof as a result of the Tenant’s Work, and all roof penetrations, shall be approved by Landlord prior to the commencement of work.

3.15  Landlord, at Landlord’s reasonable discretion, may from time to time establish such other rules and regulations for protection of property and the general safety of occupants and invitees of the Project. Such rules and regulations shall apply to Tenant and Tenant’s Contractor as though established upon the execution of this Exhibit B.

Section 4. Coordination of Construction.   Tenant covenants and agrees that Tenant and Tenant’s Contractor shall not destroy or in any way damage any portion of the Project. Further, Tenant covenants and agrees that Tenant and Tenant’s Contractor shall coordinate the Tenant’s Work with any construction schedule for any work being performed by or on behalf of Landlord or any other tenant, and that the performance of the Tenant’s Work shall not interfere with Landlord’s or any other tenant’s construction activities. If there be such interference or conflict, notice thereof shall be given to Tenant, and immediately after receipt of such notice the Tenant agrees to cease or cause to be terminated such interference or conflict. Further, should Tenant delay Landlord’s work due to acts of Tenant or Tenant’s Contractor, Construction Change Orders, subsequent review and approvals required or other matters that materially affect Landlord’s construction progress, Tenant shall be responsible to Landlord for any lost rents due to the delay of the commencement of the Term. Tenant further covenants and agrees that Tenant and Tenant’s Contractor shall comply with all rules and regulations promulgated by Landlord, or its agent, and all directives of Landlord governing construction or installation activities, including but not limited to, permissible hours for construction or installation activities, storage of equipment and responsibility for cleaning of work areas. If Tenant or Tenant’s Contractor shall fail to comply with the provisions of this Section any costs incurred by Landlord as a result of such failure shall be at Tenant’s sole and exclusive expense.

Section 5. No Landlord Liability.  Landlord shall not be liable for any loss, cost, damage, or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant’s Work or any other person or party on account of the construction or installation of the Tenant’s Work or any other improvements to the Expansion Premises made by Tenant. Tenant hereby acknowledges and agrees that the compliance of the Tenant’s Work, or other Alterations made to the Expansion Premises by the Tenant and any plans therefore, with all applicable governmental laws, codes, and regulations shall be solely Tenant’s responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes, and regulations or for any defect in any of the Tenant’s Work or other Alteration to the Expansion Premises made by Tenant. Tenant further agrees to indemnify, defend, and hold harmless Landlord from any loss, cost, damage or expense incurred, claimed, asserted, or arising in connection with any of the foregoing.

Section 6. Tenant Improvement Allowance.  Provided that the Tenant’s Work is constructed by Tenant’s Contractor in accordance with this Exhibit B, Landlord shall reimburse Tenant for Tenant’s actual construction costs up to a maximum of Forty Two Thousand Five Hundred and No/100 Dollars ($42,500.00) for said Tenant’s Work (“Tenant Improvement Allowance”). Such Tenant Improvement Allowance shall be paid directly to Tenant within thirty (30) business days following proper recordation of a Notice of Completion for the Tenant’s Work, upon commencement of Tenant’s business within the Expansion Premises, and subject to satisfaction of the following conditions:

6.1  Tenant must have completed the Tenant’s Work in accordance with the Landlord approved final Plans and specifications.

6.2  A Notice of Completion has been properly recorded for Tenant’s Work and 35 days have elapsed since the date of such recording.

6.3  Tenant has submitted a complete set of “as built” plans and specifications to Landlord.

6.4  Tenant has provided to Landlord copies of all insurance certificates required under this Amendment and Lease.

6.5  A final, unconditional certificate of occupancy for the Expansion Premises has been issued by the appropriate governmental agency, and a copy thereof provided to Landlord.

6.6  Tenant has provided Landlord with all unconditional waiver and release upon final payment for material and labor lien releases from Tenant’s contractor, subcontractors, and suppliers. Said lien releases must total at least the amount of Landlord’s construction advance to Tenant.

6.7  Tenant has provided Landlord all construction warranties and guarantees in connection with construction of Tenant’s Work.

6.8  Landlord has inspected and approved the Tenant’s Work and is satisfied that the Tenant’s Work has been performed in a good and workmanlike manner in accordance with the approved Plans; provided, however, no such inspection shall impose any liability upon Landlord, nor absolve Tenant or Tenant’s Contractor from liability for any defect or failure to comply with the requirements hereof.

Notwithstanding the foregoing, Tenant shall not be entitled to the Tenant Improvement Allowance and the Tenant Improvement Allowance shall be deemed null and void if Tenant has not requested the Tenant Improvement Allowance and satisfied each of the above conditions by June 30, 2006. Except as otherwise set forth above, Tenant shall be responsible in its sole cost and expense for all costs relating to Tenant’s relocation to the Expansion Premises, including, without limitation, moving expenses, new stationary and utility change/set-up fees (if applicable).

Section 7. Use of Landlord’s Tenant Improvement Allowance.

7.1  The Tenant Improvement Allowance that Landlord agrees to contribute toward the cost of Tenant’s Work shall in no event be applied toward Tenant’s furniture, fixtures, furnishings, personal property, signs or any monetary obligations of Tenant under this Amendment and Lease. Such funds will be used only to pay the cost of tenant improvements that shall become the property of Landlord and remain upon and be surrendered with the Expansion Premises, as a part thereof, at the end of the Term of this Amendment and Lease.

7.2  All fees, permits, utility charges, or assessments associated with the construction of Landlord’s Work or Tenant’s Work are Tenant’s responsibility to pay, but may be paid by the Landlord on Tenant’s behalf from the Tenant Improvement Allowance if not paid directly by Tenant.

Section 8. Future Improvements by Tenant to the Expansion Premises. In the event that Tenant shall desire to perform future improvements to the Expansion Premises during the term of this Amendment and Lease or any extension thereof, Tenant shall construct such improvements in accordance with the terms and conditions of this Exhibit B, except that no Tenant Improvement Allowance shall be granted by Landlord to Tenant for said future improvements. All costs arising from said future improvements shall be the sole and exclusive responsibility of Tenant to pay, in a prompt and timely fashion as said costs become due.